                                                                     EXHIBIT (2)

                            ASSET PURCHASE AGREEMENT
                                      AND
                                AMENDMENT NO. 1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                        THE REYNOLDS AND REYNOLDS COMPANY

                                       and

                              INFOCURE CORPORATION

                                       and

                         THOROUGHBRED ACQUISITION, INC.




                         dated as of September 28, 1998

                                LIST OF SCHEDULES
                                -----------------

         A            Definitions
         B            Acquired Assets
         C            Excluded Assets
         D            Assumed Liabilities
         E            Excluded Liabilities
         F            Disclosure Schedule
         G            Financial Statements
         H            Permitted Encumbrances
         I            Addresses
         J            Intentionally Omitted
         K            Accounts Payable Aging as of August 31, 1998
         L            Accounts Receivable Aging as of August 31, 1998
         M            Shared Real Property
         N            Shared Services
         O            Certain Shared Intellectual Property
         P            Acquired Business Employees as of August 27, 1998
         Q            Parent Financial Statements
         R            Engagement Letter
         S            Certain Customers
         T            Certain Suppliers
         U            Certain Seller Distributed Software, Third Party
                      Distributed Software and Third Party Internal Use Software
         V            Certain Agreements
         W            Certain Millennium Compliance Correspondence
         X            Certain Personal Property
         Y            Acquired Business Owned Real Property and Acquired
                      Business Leased Real Property
         Z            Seller Plans and Seller Other Benefit Obligations as of
                      August 31, 1998
         AA           Certain Contracts
         BB           Intentionally Omitted
         CC           Certain Matters Regarding Seller Distributed Software and
                      Third Party Distributed Software
         DD           Medicare/HCFA Claims Mandate
         EE           Parent Disclosure Schedule

                                LIST OF EXHIBITS
                                ----------------

         1            Adjusted 6/30/98 Balance Sheet; Adjusted 6/30/98 Working
                      Capital Statement
         2            Form of Assignment Agreement
         3            Opinion of Seller's Counsel
         4            Opinion of Purchaser's and Parent's Counsel
         5            Form of Allocation Agreement
         6            Form of Parent Note
         7            Form of Reynolds Holdings Transfer Agreement
         8            Form of Lessor Documents
         9            Form of Seller's Consent
         10           Intentionally Omitted
         11           Form of Subordination Agreement
         12           Form of Parent Guaranty
         13           Form of Transition Agreement
         14           Form of Closing Escrow Agreement
         15           Form of Commitment Letter

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         The Parties agree as follows:

                                    RECITALS:
                                    ---------

         Capitalized terms used in this Agreement have the meanings set forth in the attached Schedule A.

         Purchaser and Parent desire that Purchaser purchase from Seller, and Seller desires to sell to Purchaser, substantially all of the assets used by Seller exclusively in the Acquired Business, and Purchaser agrees to assume certain identified liabilities of Seller in connection with the Acquired Business, in each case on the terms and subject to the conditions set forth in this Agreement.

         As an inducement to Seller to enter into this Agreement, Parent has agreed to guarantee all obligations of Purchaser under this Agreement, whether currently existing or hereafter arising, pursuant to the Parent Guaranty.

1. ACQUIRED ASSETS. Subject to the terms and conditions of this Agreement, Purchaser shall purchase from Seller, and Seller shall sell, assign and deliver to Purchaser, in each case effective as of the Effective Time, all right, title and interest in, to and under the Acquired Assets, free and clear of any Lien except the Permitted Encumbrances.

2. EXCLUDED ASSETS. Purchaser will not acquire any of Seller's right, title or interest in, to or under any of the Excluded Assets.

3. ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, Purchaser shall assume the Assumed Liabilities effective as of the Effective Time, and Purchaser shall thereafter perform and discharge the Assumed Liabilities.

4. EXCLUDED LIABILITIES. Purchaser will not assume or become liable for all or any portion of any of the Excluded Liabilities.

5. CONSIDERATION AND DELIVERY. The consideration for the Acquired Assets will be (a) assumption of the Assumed Liabilities by Purchaser, plus (b) payment by Purchaser of the Purchase Price.

     5.1 PURCHASE PRICE.

         (a) At Closing, Purchaser will pay the Purchase Price to Seller by payment of the Cash Payment by wire transfer of immediately available funds.

         (b) The Purchase Price will be subject to adjustment as described on this Section 5.1(b).

                  (i) Within ninety (90) days after the Effective Time, Seller will deliver to Purchaser the Closing Working Capital Statement. Purchaser will have forty-five (45) days from receipt of the Closing Working Capital Statement to object to the Closing Working Capital Statement by written notice to Seller. If Seller does not receive notice of an objection within such time, the Closing Working Capital Statement prepared by Seller will be final and binding on the parties. If Purchaser timely notifies Seller of an objection, the Parties will have thirty (30) days from the date of Purchaser's notice to resolve the objection. If the Parties do not resolve the objection within such time, either Seller or Purchaser may submit the dispute to the Independent Auditors for resolution, and such resolution will be final and binding on the Parties. The fees and expenses of the Independent Auditors will be borne by Seller and Purchaser in proportion to the respective differences between their positions submitted to the Independent Auditors and the final determination of the Independent Auditors.

                  (ii) The Purchase Price will be reduced if the Net Working Capital on the Closing Working Capital Statement is less than the Net Working Capital on the Adjusted 6/30/98 Working Capital Statement (as shown in Exhibit 1). If the deficiency is less than the Collar Amount, there shall be no reduction. If the deficiency is greater than the Collar Amount, the actual amount of the reduction shall be the amount of the deficiency less the Collar Amount.

                  (iii) The Purchase Price will be increased if the Net Working
                        Capital on the Closing Working Capital Statement is greater than the Net Working Capital on the Adjusted 6/30/98 Working Capital Statement (as shown in Exhibit
                        1). If the excess is less than the Collar Amount, there shall be no increase. If the excess is greater than the Collar Amount, the actual amount of the increase shall be the amount of the excess less the Collar Amount.

                  (iv) If there is a Purchase Price Adjustment, within ten (10) days after final determination of the adjustment (whether by Purchaser's failure to object, agreement of the Parties or determination by the Independent Auditors), Seller or Purchaser, as applicable, will pay the applicable amount by wire transfer of immediately available funds to the account(s) designated by Seller or Purchaser, as applicable.

     5.2 SALES OR TRANSFER TAXES. Purchaser will pay all sales or transfer taxes, recording fees and similar fees, charges or assessments arising out of the transfer of the Acquired Assets pursuant to this Agreement (Seller shall remain liable for any income or franchise taxes payable by Seller as a result of such transfer). Seller will timely file all returns for Taxes described in this Section 5.2.

     5.3 ALLOCATION. Within a reasonable time after the Closing Working Capital Statement has been finally determined pursuant to Section 5.1(b), the Parties shall execute the Allocation Agreement (including appropriate adjustments to Exhibit A thereto; the Parties acknowledge that the form of Exhibit A to the Allocation Agreement attached at Closing is based on the Adjusted 6/30/98 Balance Sheet). The obligations of the Parties under that agreement are incorporated in this Agreement as if written in this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Disclosure Schedule, Seller represents and warrants to Purchaser and Parent as follows:

     6.1 CORPORATE ACTION; POWER AND AUTHORITY. Seller has taken all action required by its Articles of Incorporation and Code of Regulations or otherwise to authorize the execution and consummation of the Seller Agreements. When executed by Seller, the Seller Agreements will constitute the valid and legally binding obligations of Seller, enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally. Seller has full power and authority to execute and consummate the Seller Agreements. Reynolds Holdings has taken all action required by its Articles of Incorporation and Code of Regulations or otherwise to authorize the execution and consummation of the Reynolds Holdings Transfer Agreement. When executed by Reynolds Holdings, the Reynolds Holdings Transfer Agreement will constitute the valid and legally binding obligation of Reynolds Holdings, enforceable in accordance with its terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally. Reynolds Holdings has full power and authority to execute and consummate the Reynolds Holdings Transfer Agreement.

     6.2 NO CONFLICT WITH OTHER AGREEMENTS OR LAWS. The execution and consummation by Seller of the Seller Agreements will not: (a) violate the terms of Seller's Articles of Incorporation or Code of Regulations or any Order, instrument, agreement, mortgage, commitment or understanding, written or oral, to which Seller is a party, or by which Seller or any of the Acquired Assets is bound; (b) conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under or give any person any right to terminate, modify, accelerate or otherwise change the existing obligations of Seller under any such Order, instrument, agreement, mortgage, commitment or understanding; (c) result in the creation or imposition of any Lien upon Seller or any of the Acquired Assets; (d) violate any Applicable Law; (e) give any Governmental Body or other person the right to challenge any of the transactions contemplated by the Seller Agreements under any Applicable Law; or (f) violate, contravene or conflict with or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization, where the consequences of any of the events in clauses
         (a) - (f), inclusive are likely to have a Seller Material Adverse Effect. The execution and consummation by Reynolds Holdings of the Reynolds Holdings Transfer Agreement will not: (a) violate the terms of Reynolds Holdings' Articles of Incorporation or Code of Regulations or any Order, instrument, agreement, mortgage, commitment or understanding, written or oral, to which Reynolds Holdings is a party, or by which Reynolds Holdings or any of the assets acquired under the Reynolds Holdings Transfer Agreement is bound; (b) conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under or give any person any right to terminate, modify, accelerate or otherwise change the existing obligations of Reynolds Holdings under any such Order, instrument, agreement, mortgage, commitment or understanding; (c) result in the creation or imposition of any Lien upon Reynolds Holdings or any of the assets acquired under the Reynolds Holdings Transfer Agreement; (d) violate any Applicable Law; (e) give any Governmental Body or other person the right to challenge any of the transactions contemplated by the Reynolds Holdings Transfer Agreement under any Applicable Law; or
         (f) violate, contravene or conflict with or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization, where the consequences of any of the events in clauses (a) - (f), inclusive are likely to have a Reynolds Holdings Material Adverse Effect.

     6.3 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Seller has full power and authority to carry on the Acquired Business as it is now being conducted and to own and lease the Acquired Assets. Seller is qualified to transact business as a foreign corporation in all jurisdictions where the conduct of the Acquired Business or ownership of the Acquired Assets require Seller to be so qualified and where the failure to be so qualified could have a Seller Material Adverse Effect. Reynolds Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Reynolds Holdings has full power and authority to carry on its business as it is now being conducted and to own and lease the assets acquired under the Reynolds Holdings Transfer Agreement. Reynolds Holdings is qualified to transact business as a foreign corporation in all jurisdictions where the conduct of its business or ownership of the assets acquired under the Reynolds Holdings Transfer Agreement require Reynolds Holdings to be so qualified and where the failure to be so qualified could have a Reynolds Holdings Material Adverse Effect.

     6.4 FINANCIAL STATEMENTS. Attached as Schedule G are copies of the Financial Statements. The Financial Statements: (i) were prepared in accordance with GAAP, consistently applied; and (ii) present, in all material respects, the financial condition of the Acquired Business as of the respective dates thereof and the results of operations of the Acquired Business for the applicable periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and each of the Financial Statements are without footnotes and other presentation items.

     6.5 RECEIVABLES AND PAYABLES.

         (a) Attached as Schedule L to this Agreement is an aging, as of August 31, 1998, of all receivables generated exclusively by the Acquired Business that are trade accounts receivable. Schedule L is true and correct in all material respects. Schedule L identifies the applicable account debtors.

         (b) Solely for the purposes of this Section 6.5(b), a "material receivable" means a trade account receivable generated exclusively by the Acquired Business with an aggregate outstanding balance of at least $25,000 as of August 31, 1998. To Seller's Knowledge, as of the date of this Agreement: (i) each of the material receivables has been generated in the Ordinary Course of Business and represents a valid debt due and owing to Seller; (ii) no account debtor with respect to any of the material receivables has raised an objection in writing or made a claim in writing that the account debtor is not obligated to pay or is entitled to a credit or adjustment with respect to all of the applicable material receivable or a portion thereof equal to or greater than $5,000, (iii) no account debtor with respect to any of the material receivables has asserted in writing any actual or purported right of set-off or otherwise threatened in writing to withhold all of the applicable material receivable or a portion thereof equal to or greater than $5,000, and (iv) no account debtor with respect to any of the material receivables is currently involved in any bankruptcy or similar proceedings.

         (c) Attached as Schedule K to this Agreement is an aging, as of August 31, 1998, of all accounts payable generated exclusively by the Acquired Business that are trade accounts payable. Schedule K is true and correct in all material respects. Schedule K identifies the applicable payees.

         (d) Solely for the purposes of this Section 6.5(d), a "material payable" means a trade account payable generated exclusively by the Acquired Business with an aggregate outstanding balance of at least $10,000 as of August 31, 1998. To Seller's Knowledge, as of the date of this Agreement, each of the material payables has been generated in the Ordinary Course of Business and represents a valid debt due and owing to the identified payee.

     6.6 ABSENCE OF CERTAIN CHANGES. Since June 30, 1998 and except for execution of the Seller Agreements and consummation of the transactions contemplated by the Seller Agreements, (a) no event has occurred which has resulted in a Seller Material Adverse Effect, and (b) Seller has operated the Acquired Business in the Ordinary Course of Business.

     6.7 PERSONAL PROPERTY.

         (a) Schedule X sets forth a complete and correct list as of May 31, 1998 of all items of inventory, furniture, fixtures, machinery, equipment, vehicles and other personal property owned by Seller or leased by Seller pursuant to a capitalized lease and in either case used exclusively in the Acquired Business and with a net book value as of June 30, 1998 of at least $10,000.

         (b) The inventory included in the Acquired Assets has been acquired only in bona fide transactions entered into in the Ordinary Course of Business.

     6.8          REAL PROPERTY.
                  --------------

         (a) Schedule Y sets forth a complete and correct list as of August 31, 1998 of all Acquired Business Owned Real Property and all Acquired Business Leased Real Property. Schedule M sets forth a complete and correct list as of August 31, 1998 of all Shared Real Property. Except for the Acquired Business Owned Real Property, the Acquired Business Leased Real Property and the Shared Real Property, Seller does not use any other owned or leased real property in any material respect in the conduct of the Acquired Business in the Ordinary Course of Business (the Parties agree and acknowledge that for purposes of this Section

                  6.8(a), the Shared Services shall not be deemed to be material to the conduct of the Acquired Business).

         (b)      With respect to the Acquired Business Leased Real Property:
                  (i) Seller has delivered to Purchaser or Parent correct and complete copies of the applicable leases; (ii) there are no Proceedings pending or, to Seller's Knowledge, threatened against Seller that, if resolved adversely to Seller, are likely to result in a material disruption to the operation of the Acquired Business in the Ordinary Course of Business; and
                  (iii) to Seller's Knowledge, there are no Proceedings pending or threatened that, if resolved adversely to the applicable lessor, are likely to result in a material disruption to the operation of the Acquired Business in the Ordinary Course of Business.

     6.9 LITIGATION; COMPLIANCE WITH LAWS, ETC. There is no Proceeding pending, or, to Seller's Knowledge, threatened, against (a) Seller with respect to the Acquired Business, the ownership or operation of the Acquired Assets, or the transactions contemplated by this Agreement, or (b) Reynolds Holdings with respect to its business, the assets acquired under the Reynolds Holdings Transfer Agreement, or the transactions contemplated by the Reynolds Holdings Transfer Agreement. There is no Order outstanding against (a) Seller with respect to the Acquired Business or the ownership or operation of the Acquired Assets, or (b) Reynolds Holdings with respect to its business or the assets acquired under the Reynolds Holdings Transfer Agreement. Seller has not received any notice of any actual or alleged violation of any Applicable Law. Seller has complied at all times with all Applicable Laws with respect to the Acquired Business or the ownership or operation of the Acquired Assets where the consequences of failure to comply in any instance would likely have a Seller Material Adverse Effect. Seller has not received any notice of any actual or alleged violation of any Applicable Law. Reynolds Holdings has complied at all times with all applicable laws, rules, regulations or orders with respect to its business or the ownership or operation of the assets acquired under the Reynolds Holdings Transfer Agreement where the consequences of failure to comply in any instance would likely have a Seller Material Adverse Effect.

     6.10  LABOR RELATIONS.

         (a) Except for payments of wages, commissions, benefits and employment-related Taxes (including withholding) in the Ordinary Course of Business, Seller is not liable for any arrears of wages, commissions or benefits or employment-related Taxes (including withholding) or any penalties for failure to timely pay any of the foregoing with respect to any current or former employees of the Acquired Business.

         (b) Seller is not a party to and Seller does not have any obligations under any valid and binding agreement with any person or party regarding the salary, commissions, rates of pay, benefits, or working conditions of any Acquired Business Employees, including any collective bargaining agreement.

         (c) Seller does not have any policy regarding, and Seller is not a party to any agreement regarding, the payment of any severance or similar benefit upon termination of employment of the Acquired Business Employees, and no Acquired Business Employees will be entitled to any severance or similar benefit upon termination of employment as contemplated by this Agreement.

     6.11 GOVERNMENTAL AUTHORIZATIONS. Seller has obtained all Governmental Authorizations from all applicable Governmental Bodies required in connection with the conduct of the Acquired Business or the ownership or operation of any of the Acquired Assets where the consequences of failure to have any such Governmental Authorization is likely to have a Seller Material Adverse Effect. Seller has not received any notice of any actual or alleged violation of or any actual or possible revocation, modification, suspension or termination of any such Governmental Authorization. RH has obtained all Governmental Authorizations from all applicable Governmental Bodies required in connection with the conduct of RH's business or the ownership or operation of any of the assets acquired under the Reynolds Holdings Transfer Agreement where the consequences of failure to have any such Governmental Authorization is likely to have a RH Material Adverse Effect. RH has not received any notice of any actual or alleged violation of or any actual or possible revocation, modification, suspension or termination of any such Governmental Authorization.

     6.12 CONTRACTS.

         (a) Schedule AA contains a true and correct list as of August 31, 1998 of all material Contracts as of the date of this Agreement (solely for purposes of this Section 6.12, a Contract shall be "material" if the Contract is not cancelable on 30 days or less notice without payment of a penalty in excess of $1,000 and includes the committed future expenditure by Seller in any 12-month period of at least $10,000; provided that under no circumstances shall a purchase order entered into in the Ordinary Course of Business or a Contract with a customer to provide products and/or services be deemed a "material" Contract). Correct and complete copies, in all material respects, of the material Contracts have been provided by Seller to Purchaser or Parent.

         (b) Seller is not in default under any Contract where the consequences of the default would likely have a Seller Material Adverse Effect.

         (c) To Seller's Knowledge, no Acquired Business Employee or any Affiliate of any Acquired Business Employee owns any material equity interest in any person that has or had within the last three (3) years prior to the date of this Agreement any material business dealings with the Acquired Business.

         (d) To Seller's Knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default by Seller or the other party under a material Contract (assuming the discharge by Purchaser after the Effective Time of all executory obligations under the material Contracts).

         (e) To Seller's Knowledge, as of the date of this Agreement, Seller has not received any written notice that the other party to any material Contract intends to cancel, terminate or materially modify the applicable Contract.

         (f) To Seller's Knowledge, Seller has not received, as of the date of this Agreement, any written notice from a customer or supplier of the Acquired Business threatening to commence litigation which, if decided adversely to Seller, would result in damages payable by Seller in an amount equal to or greater than $25,000.

         (g) Attached as Schedule S is a list of all customers of the Acquired Business who paid at least $25,000 in the aggregate to the Acquired Business during the period from October 1, 1997 through August 31, 1998. Schedule S is true and correct in all material respects. Attached as Schedule T is a list of all persons to whom the Acquired Business paid at least $25,000 in the aggregate in connection with the Acquired Business during the period from October 1, 1997 through August 31, 1998 (except employees). Schedule T is true and correct in all material respects.

         (h) To Seller's Knowledge, all of the Contracts with customers of the Acquired Business are assignable to Purchaser as contemplated by this Agreement. Purchaser and Parent agree and acknowledge that (i) Seller shall not be deemed to have breached the representation in the preceding sentence unless the consequences of the breach, in the aggregate, are likely to have a Seller Material Adverse Effect, and (ii) Seller has not, and Seller is not obligated to, perform any research or analysis of the assignability of the Contracts describe in the first sentence of this Section 6.12(h).

     6.13 TITLE TO PROPERTIES; ENCUMBRANCES. Seller has good and assignable title to all of the Acquired Assets, free and clear of any Liens except the Permitted Encumbrances. Except for those systems and related equipment located at customer locations, the Acquired Assets are located only at the Acquired Business Owned Real Property, the Acquired Business Leased Real Property and the Shared Real Property. Reynolds Holdings has good and assignable title to all of the RH Intellectual Property Intangibles, free and clear of any Liens, except the RH Permitted Encumbrances.

     6.14  INTELLECTUAL PROPERTY INTANGIBLES.

         (a) Except for the applicable Shared Intellectual Property and the RH Intellectual Property Intangibles, the Intellectual Property Intangibles are all fictional business names, trading names, registered and unregistered trademarks, service marks, patents, patent applications, inventions and discoveries that may be patentable, copyrights in both published works and unpublished works, rights in mask works, know-how, trade secrets, confidential information, customer lists, software, data, process technology, plans and drawings used by Seller in the operation of the Acquired Business. The RH Intellectual Property Intangibles are all fictional business names, trading names, registered and unregistered trademarks, service marks, patents, patent applications, inventions and discoveries that may be patentable, copyrights in both published works and unpublished works, rights in mask works, know-how, trade secrets, confidential information, customer lists, software, data, process technology, plans and drawings owned by Reynolds Holdings that are used by Seller exclusively in the operation of the Acquired Business.

         (b) Seller has not taken any action (or failed to take any action) in connection with the operation of the Acquired Business that constitutes infringement or misappropriation of the Proprietary Rights of any other Person where the consequences of any such infringement or misappropriation are likely to have a Seller Material Adverse Effect. Reynolds Holdings has not taken any action (or failed to take any action) in connection with the operation of its business that constitutes infringement or misappropriation of the Proprietary Rights of any other Person where the consequences of any such infringement or misappropriation are likely to have a Reynolds Holdings Material Adverse Effect. To Seller's Knowledge, neither Seller nor Reynolds Holdings has received any written notice asserting any claim or otherwise alleging that Seller or Reynolds Holdings has infringed or misappropriated the Proprietary Rights of any other Person where the consequences of any such infringement or misappropriation are likely to have a Seller Material Adverse Effect or a Reynolds Holdings Material Adverse Effect.

         (c) Schedule U contains a complete list of (i) the Seller Distributed Software currently being distributed by Seller, and (ii) a complete list of all the Third Party Distributed Software and the Third Party Internal Use Software which (A) is material to the current operation of the Acquired Business in the Ordinary Course of Business, and (B) is not either implied by the sale of a product or the subject of a fully-paid-up license of a commercially available software program or database.

         (d) Schedule V identifies: (i) all material agreements pursuant to which Seller or RH has granted any person a license to use any of the Intellectual Property Intangibles or the RH Intellectual Property Intangibles except for customer Contracts, and (ii) all source code escrow agreements regarding the Intellectual Property Intangibles or the RH Intellectual Property Intangibles.

         (e) Schedule W contains copies of all letters or other written communications provided to multiple users of the same product distributed by the Acquired Business with respect to whether such product is "millennium compliant", "Y2K qualified" or "Y2K compliant".

         (f) Schedules CC and DD are true and correct in all material respects.

     6.15 EMPLOYEE BENEFIT PLANS. Schedule Z contains a complete and correct list, in all material respects, of all Seller Plans and Seller Other Benefit Obligations as of August 31, 1998.

     6.16 CONSENTS AND APPROVALS. No Governmental Authorization, filing with any Governmental Body or waiver, consent or approval from or filing with any other person is required for Seller to consummate the Seller Agreements without creating a default (or event which with notice, lapse of time or both would constitute a default) or liability. No Governmental Authorization, filing with any Governmental Body or waiver, consent or approval from or filing with any other person is required for RH to consummate the Reynolds Holdings Transfer Agreement without creating a default (or event which with notice, lapse of time or both would constitute a default) or liability.

     6.17 BROKERS. Except for BT Alex. Brown Incorporated, no broker or finder has acted for Seller or RH in connection with this Agreement.

     6.18 SHARED ASSETS AND SHARED SERVICES. Except for the Shared Assets, there are no Excluded Assets that are used by Seller in the operation of the Acquired Business in the Ordinary Course of Business and that are, in the aggregate, material to the operation of the Acquired Business in the Ordinary Course of Business. Except for the Shared Services, there are no services that are routinely provided by Seller's corporate or other divisions to the Acquired Business that are material to the operation of the Acquired Business in the Ordinary Course of Business.

     6.19 INVESTMENT REPRESENTATIONS. Reynolds Holdings is the sole party in interest as to the Parent Note and any Converted Securities and is acquiring the Parent Note and any Converted Securities for it's own account, for investment only and not with a view toward the resale or distribution thereof. Seller and Reynolds Holdings acknowledge that neither the Parent Note nor the Converted Securities are registered under the Securities Act or the securities laws of any state or other jurisdiction. Reynolds Holdings is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Seller agrees that Reynolds Holdings will not attempt to pledge, transfer, convey or otherwise dispose of any of the Parent Note or the Converted Securities or any interest therein except in a transaction that is the subject of either (a) an effective registration statement under the Securities Act and any applicable state securities laws or
           (b) an opinion of counsel, which counsel and which opinion of counsel shall be reasonably satisfactory to Parent, to the effect that such registration is not required.

7. SELLER'S REPRESENTATION AND WARRANTY DISCLAIMERS; PURCHASER'S AND PARENT'S ACKNOWLEDGEMENT.

7.1 GENERAL DISCLAIMER. THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN SECTION 6 (AS SUCH REPRESENTATIONS AND WARRANTIES HAVE BEEN QUALIFIED BY THE DISCLOSURE SCHEDULE) ARE IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS OF SELLER (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE ACQUIRED ASSETS, THE ASSUMED LIABILITIES OR THE ACQUIRED BUSINESS, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

7.2 SPECIFIC DISCLAIMER. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE SELLER AGREEMENTS, SELLER SHALL NOT BE DEEMED TO HAVE MADE TO PURCHASER OR PARENT ANY REPRESENTATION OR WARRANTY OTHER THAN IS EXPRESSLY MADE BY SELLER IN SECTION 6 OF THIS AGREEMENT (AS SUCH REPRESENTATIONS AND WARRANTIES HAVE BEEN QUALIFIED BY THE DISCLOSURE SCHEDULE). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANY OTHERWISE

         EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTION 6 OF THIS AGREEMENT (AS SUCH REPRESENTATIONS AND WARRANTIES HAVE BEEN QUALIFIED BY THE DISCLOSURE SCHEDULE) OR OTHERWISE IN THE SELLER AGREEMENTS, SELLER DOES NOT MAKE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY TO PURCHASER OR PARENT WITH RESPECT TO:

         (a) ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED OR MADE AVAILABLE TO PURCHASER OR PARENT REGARDING FUTURE REVENUES, EXPENSES OR EXPENDITURES OR RESULTS OF FUTURE OPERATIONS OF THE ACQUIRED BUSINESS;

         (b) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO PURCHASER OR PARENT OR THEIR COUNSEL, ADVISORS OR ACCOUNTANTS WITH RESPECT TO SELLER OR THE ACQUIRED BUSINESS, EXCEPT AS EXPRESSLY COVERED BY A REPRESENTATION IN SECTION 6 OF THIS AGREEMENT (AS SUCH REPRESENTATIONS AND WARRANTIES HAVE BEEN QUALIFIED BY THE DISCLOSURE SCHEDULE);

         (c)      ANY PROPOSED PRODUCTS OF THE ACQUIRED BUSINESS (PROVIDED THIS
                  SECTION 7.2(c) SHALL NOT IN ANY RESPECT LIMIT OR MODIFY THE EXPRESS REPRESENTATIONS AND WARRANTIES IN SECTION 6.14(f));

         (d)      THE CONDITION OF ANY PERSONAL PROPERTY (INCLUDING ANY
                  INVENTORY);

         (e)      THE COLLECTABILITY OF ANY RECEIVABLES;

         (f) THE ASSIGNABILITY OF EITHER (i) ANY CONTRACTS WITH CUSTOMERS OF THE ACQUIRED BUSINESS (PROVIDED THAT THIS SECTION 7.2(f) SHALL NOT IN ANY RESPECT LIMIT OR MODIFY THE EXPRESS REPRESENTATIONS AND WARRANTIES IN SECTION 6.12(h)), OR (ii) ANY CONTRACTS WHICH CONTAIN COVENANTS OR AGREEMENTS NOT TO COMPETE OR COVENANTS OR AGREEMENTS NOT TO DISCLOSE INFORMATION; OR

         (g) WHETHER ANY SELLER DISTRIBUTED SOFTWARE, SELLER INTERNAL USE SOFTWARE, THIRD PARTY DISTRIBUTED SOFTWARE, THIRD PARTY INTERNAL USE SOFTWARE, OR ANY HARDWARE, SOFTWARE, OR DATA OWNED, LEASED, LICENSED, DISTRIBUTED OR USED BY OR IN CONNECTION WITH THE ACQUIRED BUSINESS: (i) IS OR WILL BE "MILLENNIUM COMPLIANT", "YEAR 2000 COMPLIANT", OR "YEAR 2000 QUALIFIED" OR OTHERWISE WILL PROCESS, FUNCTION, ACCEPT, STORE, DISPLAY OR OPERATE WITHOUT ERROR OR INTERRUPTION IN RESPECT OF DATES BEFORE OR AFTER JANUARY 1, 2000 (PROVIDED THAT THIS
                  SECTION 7.2(g) SHALL NOT IN ANY RESPECT LIMIT OR MODIFY THE EXPRESS REPRESENTATIONS AND WARRANTIES IN SECTION 6.14(f)); OR
                  (ii) OPERATES OR WILL OPERATE CONTINUOUSLY AND/OR WITHOUT ERROR (INCLUDING WHEN INCORPORATED WITH ANY OTHER PRODUCTS PROVIDED BY SELLER OR ANY OTHER PERSON AS PART OF AN INTEGRATED SYSTEM).

     7.3 PURCHASER'S AND PARENT'S ACKNOWLEDGEMENT. Purchaser and Parent acknowledge that they have conducted an independent investigation of the Acquired Business, the Acquired Assets and the Assumed Liabilities and Purchaser and Parent are entering into this Agreement solely on the basis of such investigation and the express representations and warranties of Seller in Section 6 (as such representations and warranties have been qualified by the Disclosure Schedule). Purchaser and Parent acknowledge that (a) neither the representations and warranties in Section 6.14(f), nor any other representations or warranties in Section 6 which may at any time be breached if the matter giving rise to the breach constitutes a Customer Claim, will survive the Closing, (b) the breach of the representations and warranties described in the foregoing clause (a) is not grounds for indemnification by Seller under Section 16.2, and (c) that the sole and exclusive remedy of Purchaser and Parent with respect to a breach of the representations and warranties described in the foregoing clause (a) shall be under Section 10.1(c) (provided that this Section 7.3 shall not limit Purchaser's and Parent's remedies under
         Section 17).

8. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT. Except as set forth in the Parent Disclosure Schedule, Purchaser and Parent jointly and severally represent and warrant to Seller as follows:

     8.1 CORPORATE ACTION. Purchaser has taken all action required by its Articles of Incorporation and Bylaws or otherwise to authorize the execution and consummation of the Purchaser Agreements. When executed by Purchaser, the Purchaser Agreements will constitute the valid and legally binding obligations of Purchaser enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally. Parent has taken all action required by its Articles of Incorporation and Bylaws or otherwise to authorize the execution and consummation of the Parent Agreements. When executed by Parent, the Parent Agreements will constitute the valid and legally binding obligations of Parent enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

     8.2 NO CONFLICT WITH OTHER AGREEMENTS OR LAWS. The execution and consummation by Purchaser of the Purchaser Agreements will not (a) violate the terms of Purchaser's Articles of Incorporation or Bylaws or any instrument, agreement, judgment or decree to which Purchaser is a party, or by which Purchaser or any of its properties is bound, (b) be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, agreement, judgment or decree, (c) result in the creation or imposition of any Lien upon Purchaser or its properties or assets, (d) violate any applicable federal, state, local or foreign law, regulation or order, or (e) give any governmental authority or other person the right to challenge any of the transactions contemplated by the Purchaser Agreements under any applicable laws, rules, regulations, Orders, decrees, judgments, awards, covenants, restrictions and ordinances applicable to Purchaser, where the consequences of any of the events in clauses (a) - (e), inclusive are likely to result in a Parent Material Adverse Change. The execution and consummation by Parent of the Parent Agreements will not (a) violate the terms of Parent's Articles of Incorporation or Bylaws or any instrument, agreement, judgment or decree to which Parent is a party, or by which Parent or any of its properties is bound, (b) be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, agreement, judgment or decree, (c) result in the creation or imposition of any Lien upon Parent or its properties or assets, (d) violate any applicable federal, state, local or foreign law, regulation or order, or (e) give any governmental authority or other person the right to challenge any of the transactions contemplated by the Parent Agreements under any applicable laws, rules, regulations, Orders, decrees, judgments, awards, covenants, restrictions and ordinances applicable to Parent, where the consequences of any of the events in clauses (a) - (e), inclusive are likely to result in a Parent Material Adverse Change.

     8.3 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has full power and authority to execute and consummate the Purchaser Agreements. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has full power and authority to execute and consummate the Purchaser Agreements.

     8.4 FINANCING. Attached as Exhibit 15 is a true and correct copy of the Commitment Letter (Purchaser and Parent acknowledge that their obligation to close this Agreement is not subject to any condition relative to the financing contemplated by the Commitment Letter or any other financing). Purchaser and Parent have received all written consents and approvals required of Purchaser's or Parent's lenders as a condition to execution or performance of the Purchaser Agreements or the Parent Agreements (including a commitment by all parties to the Subordination Agreement other than Seller to execute and deliver the Subordination Agreement at Closing) and Purchaser has delivered a correct and complete copy of all such consents and approval to Seller.

     8.5 NO BREACH BY SELLER. To Purchaser's Knowledge, as of the date of this Agreement, Seller has not breached any of its representations, warranties, covenants or agreements set forth in this Agreement. Seller acknowledges that any breach of the representation in the preceding sentence must be proved by clear and convincing evidence.

     8.6 BROKERS. Except for S.G.Cowen Securities Corporation, no broker or finder has acted for Purchaser or Parent in connection with this Agreement.

     8.7 PARENT FINANCIAL STATEMENTS; ABSENCE OF CERTAIN CHANGES AND EVENTS. The Parent Financial Statements: (i) were prepared in accordance with GAAP, consistently applied; and (ii) present, in all material respects, the financial condition of Parent as of the respective dates thereof and the results of operations of Parent's business for the applicable periods; provided, however, that interim financial statements are subject to normal year-end adjustments and do not contain footnotes and other presentation items. Since January 1, 1998 and except for (a) execution of the Purchaser Agreements and the Parent Agreements and consummation of the transactions contemplated by the Purchaser Agreements and the Parent Agreements and (b) matters that have been disclosed in a filing with the Securities and Exchange Commission on Form 10-K, Form 10-Q or Form 8-K, no Parent Material Adverse Change has occurred. Neither Purchaser nor Parent is currently in default under, nor has an event occurred which with notice, passage of time or both would constitute a default under, any material liability of Purchaser or Parent. No event has occurred which, with the passage of time, would constitute an Acceleration Event (as that term is defined in the Parent
         Note). Except for those liabilities of Parent identified in the Parent Financial Statements or otherwise disclosed in a filing with the Securities and Exchange Commission on Form 10-K, Form 10-Q or Form 8-K, and those liabilities incurred by Parent in the Ordinary Course of Business since January 1, 1998, Parent does not have any material liabilities, whether accrued, absolute, contingent or otherwise. None of Parent's Form 10-KSB dated April 1, 1998 (including the Annual Report to Shareholders for the year ended December 31, 1997 incorporated by reference therein), Forms 10-QSB dated May 15, 1998 and August 14, 1998, Forms 8-K and 8-K/A dated April 8, 1998, April 24, 1998 and May 11, 1998 contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in any such document not misleading.

     8.8 PURCHASER'S CAPITAL STRUCTURE; ABSENCE OF OTHER OBLIGATIONS. Purchaser is a wholly owned subsidiary of Parent. Except for the Purchaser Agreements, Purchaser is not a party to nor are any of Purchaser's assets bound by any agreement, Order, instrument, judgment or decree. Except for the liabilities and obligations of Purchaser under the Purchaser Agreements, Purchaser does not have any liability or obligation.

9. COVENANTS. The Parties covenant and agree as follows:

     9.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Until the Closing, and unless Purchaser otherwise consents in writing, Seller will operate the Acquired Business substantially as previously operated and only in the Ordinary Course of Business.

     9.2 SELLER MATERIAL ADVERSE CHANGES. Seller will not without the prior consent of Purchaser take any affirmative action, or fail to take any reasonable action within its control, the consequences of which are likely to have a Seller Material Adverse Effect.

     9.3 OTHER TRANSACTIONS. Until the Closing or earlier termination of this Agreement, Seller will deal exclusively and in good faith with Purchaser and Parent regarding a Sale Transaction, and Seller will not (and Seller will direct Seller's officers, directors, financial advisors, accountants, agents and counsel not to): (a) solicit submission of offers from any person relating to a Sale Transaction; (b) participate in any discussions or negotiations regarding, or furnish any nonpublic information to any person regarding any Sale Transaction by any person other than Purchaser and Parent; or (c) enter into any agreement or understanding, whether oral or written, that would have the effect of preventing consummation of this Agreement. If Seller or its representatives or agents should receive any proposal for a Sale Transaction or any inquiry regarding such proposal from a third party, Seller will promptly so inform Purchaser.

     9.4 CONSENTS, WAIVERS AND APPROVALS. Seller, Purchaser and Parent will each use best efforts to obtain prior to the Closing (a) the Lessor Documents from each lessor of any Acquired Business Leased Real Property and (b) all other material consents, waivers, approvals, and releases, and to make prior to the Closing all material filings (including Governmental Authorizations and filings with Governmental Bodies), in each case as necessary to effect the transactions contemplated hereby (provided, that Seller shall not be obligated to obtain any consents, waiver, approvals or releases from Customers). Seller, Purchaser and Parent will each use best efforts to cause NEC to enter into an agreement with Purchaser and Parent to continue Purchaser's right to use certain equipment at Seller's San Diego facility on substantially the same terms ad conditions as currently in effect. All such consents, waivers, releases, approvals and filings will be in writing and in form and substance reasonably satisfactory to the other Party.

     9.5 SUPPLEMENTAL DISCLOSURE.

         (a) Seller will have the continuing obligation up to and including the Closing Date to supplement or amend the Disclosure Schedule with respect to any material matter subsequently arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Disclosure Schedule. Any such supplemental disclosure will be deemed to have been disclosed as of the date of this Agreement if Purchaser and Parent proceed with and ultimately consummate the Closing following receipt of such supplemental disclosure.

         (b) Prior to Closing, Seller shall confirm the accuracy of its representation and warranties under Section 6.12(f) by interviewing the operations centers general managers in Birmingham, Daytona Beach, San Diego and Portland. In the event such interviews reveal any matter which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Disclosure Schedule in response to Section 6.12(f), Seller will notify Purchaser of the same. Purchaser and Parent acknowledge and agree that no information contained in any such supplemental disclosure shall be deemed to constitute a breach of Section 6.12(f) unless, in the aggregate, the matters listed in such supplemental disclosure are likely to result in Seller Material Adverse Effect.

         (c) Purchaser and Parent will have the continuing obligation up to and including the Closing Date to disclose to Seller in writing any matter coming to Purchaser's Knowledge after the date of this Agreement that constitutes a breach by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement (any such matter will be deemed to have been within Purchaser's Knowledge as of the date of this Agreement if Purchaser and Parent proceed with and ultimately consummate the Closing after such matter comes to Purchaser's Knowledge).

         (d) Purchaser and Parent will have the continuing obligation up to and including the Closing Date to supplement or amend the Parent Disclosure Schedule with respect to any material matter subsequently arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Parent Disclosure Schedule. Any such supplemental disclosure will be deemed to have been disclosed as of the date of this Agreement if Seller proceeds with and ultimately consummates the Closing following receipt of such supplemental disclosure.

     9.6 CONDITIONS PRECEDENT. Seller will use its reasonable efforts in good faith to satisfy the conditions set forth in Section 10 hereof. Purchaser and Parent will use reasonable efforts in good faith to satisfy the conditions set forth in Section 11 hereof.

     9.7 ACCESS. Seller will give Purchaser and Parent and their counsel, accountants and other representatives reasonable access during normal business hours to all of the books, records, assets and personnel of the Acquired Business. Seller will furnish Purchaser and Parent with such information concerning the affairs of the Acquired Business as Purchaser and Parent may reasonably request to verify that the representations and warranties contained in this Agreement are true and correct in all material respects. Notwithstanding the foregoing, Purchaser and Parent acknowledge and agree (a) that their examinations of the materials and information made available to Purchaser and Parent under this Section (or otherwise in connection with Purchaser's and Parent's due diligence investigation) will be conducted in such a manner so as not to unreasonably disrupt the normal business operations of Seller; (b) that such examinations will take place in a manner reasonably acceptable to Seller and its counsel; (c) that neither Purchaser nor Parent shall contact any customers or suppliers of the Acquired Business in connection with Purchaser's and Parent's due diligence investigation unless and approved in advance by Seller (such approval will not be unreasonably withheld); and (d) that all information supplied to Purchaser and Parent or their representatives in the course of such investigations will be subject to the Non-disclosure Agreement between Parent and Seller dated July 21, 1998.

     9.8 CERTAIN ACTIONS. Each of the Parties will refrain from taking any action which would render any representation or warranty contained in Sections 6 or 8 of this Agreement inaccurate as of the Closing Date. Each Party will promptly notify the other of any action or proceeding that is instituted or threatened against such Party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

     9.9 PAYMENT OF PERSONAL PROPERTY TAX REIMBURSEMENT. The Parties shall follow the same procedures to determine the amount of the Personal Property Tax Reimbursement Amount as required for the Purchase Price Adjustment Amount. Within ten (10) days after final determination of the Personal Property Tax Reimbursement Amount (whether by Purchaser's failure to object, agreement of the Parties or determination by the Independent Auditors), Purchaser will pay the Personal Property Tax Reimbursement Amount by wire transfer of immediately available funds to the account(s) designated by Seller.

     9.10 PAYMENT OF AGREEMENT-RELATED EXPENSES. Except as provided in the following sentence, all expenses incurred by a Party in connection with or related to the authorization, preparation, negotiation and consummation of this Agreement and the agreements, documents or instruments contemplated hereby will be borne solely by that Party. The Auditors' Report Expenses shall be borne by Purchaser and Parent and paid to D&T by wire transfer of immediately available funds on the earlier of the Closing Date or the effective date of termination of this Agreement; provided, however, that if this Agreement is rightfully terminated by Purchaser pursuant to Section 15.1(a) due to a material breach by Seller or pursuant to Section 15.1(b), then Seller shall bear the Auditors' Report Expenses. Notwithstanding anything to the contrary in this Agreement, Purchaser and Parent shall bear all amounts payable to S.G. Cowen Securities Corporation and FINOVA Capital Corporation in connection with the transactions contemplated by this Agreement.

     9.11 CERTAIN CONSENTS. In the event any of the Contracts (except for the leases for the Acquired Business Leased Real Property) requires consent to assignment and such consent is not obtained prior to the Closing, then until such consent has been obtained or the applicable Contract terminates, the Contract shall not be deemed assigned to Purchaser but instead Purchaser shall be deemed to be Seller's subcontractor or the Parties shall make such other arrangements as necessary to assure Purchaser the benefits of the underlying Contract. In that event, Purchaser shall perform all obligations of Seller under the applicable Contract and shall be entitled to all benefits from such

          Contract. The obligations to be performed by Purchaser shall be Assumed Executory Obligations for purposes of this Agreement and the benefits to inure to Purchaser shall be Acquired Assets for purposes of this Agreement.

     9.12 AUDITORS' REPORT. Seller shall provide to D&T reasonable access to all necessary books, records and personnel of Seller to permit D&T to deliver the Auditors' Report to the Parties no later than September 30, 1998. The Parties shall take all actions reasonably requested by D&T in connection with the Auditors' Report, including the delivery of the representation letters contemplated by the Engagement Letter. The Parties acknowledge and agree that, except as set forth in the following sentence, the Auditors' Report is to be used solely for the purpose of inclusion in a filing on Form 8-K required to be filed by Parent as a result of this Agreement and a Form S-1 registration statement planned to be filed by Parent prior to the Effective Time, and neither the Auditors' Report nor any information contained therein shall be used for any purpose in connection with this Agreement or the representations, warranties, covenants or agreements of either Party under this Agreement, including the preparation of the Closing Net Working Capital Statement and the determination of any Purchase Price Adjustment pursuant to Section 5.1(b). Seller acknowledges that delivery of the Auditors' Report shall be a condition to Purchaser's and Parent's obligations to close as described in Section 10.9.

     9.13 UNEMPLOYMENT TAX RATINGS. Seller will cooperate with Purchaser to effectuate the assignment to Purchaser (to the extent permitted under Applicable Law) of the benefits of any unemployment tax ratings or similar ratings in any jurisdiction in which any of the Acquired Assets and Acquired Business Employees are located; provided, however, that Seller shall not be required to effectuate any such assignment where such assignment would adversely impact Seller with respect to any such ratings in those jurisdictions where any Excluded Assets or employees of Seller other than Acquired Business Employees are located.

     9.14 CLOSING ESCROW AGREEMENT. If required under Section 12.1, the Parties shall execute, deliver and perform their respective obligations under, and shall cause their respective outside counsel to execute and deliver, the Closing Escrow Agreement.

     9.15 HSD TRANSITION EMPLOYEES. Purchaser shall in good faith identify the applicable Acquired Business Effective Time Employees and take such other actions as may be required to complete Schedule 3 to the Transition Agreement.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT. The obligations of Purchaser and Parent to consummate this Agreement will be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by Purchaser and Parent in writing.

     10.1 REPRESENTATIONS.

         (a) The representations and warranties made by Seller in Section 6 hereof other than the Materiality-qualified Representations and the representations and warranties in Section 6.14(f) will be true and correct in all material respects on the Closing Date as though such representations and warranties had been made on such date (without giving any effect to any subsequent disclosure pursuant to Section 9.5) and Seller will deliver to Purchaser and Parent a certificate dated as of the Closing Date to the foregoing effect.

         (b) The Materiality-qualified Representations will be true and correct in all respects on the Closing Date as though such representations and warranties had been made on such date (without giving any effect to any subsequent disclosure pursuant to Section 9.5) and Seller will deliver to Purchaser and Parent a certificate dated as of the Closing Date to the foregoing effect.

         (c) There shall not exist such breaches of the representations and warranties of Seller described in clause (a) of Section 7.3 that the consequences of such breaches, either individually or in the aggregate, are likely to have a Seller Material Adverse Effect.

     10.2 COVENANTS. Seller will have performed in all material respects all of the covenants, acts and undertakings to be performed by Seller on or prior to the Closing Date, and Seller will deliver to Purchaser and Parent a certificate dated as of the Closing Date to the foregoing effect.

     10.3 NO INJUNCTION, ETC. No Proceeding or legislation will have been instituted, threatened or proposed to enjoin, prohibit, or obtain substantial damages in respect of the Seller Agreements or any of the transactions contemplated by the Seller Agreements.

     10.4 OPINION OF COUNSEL. An opinion of in-house counsel for Seller will have been delivered to Purchaser and Parent, dated as of the Closing Date, in the form of the attached Exhibit 3.

     10.5 INCUMBENCY. Seller will have delivered a certificate of incumbency executed by the president and secretary of Seller listing the persons authorized to execute the Seller Agreements.

     10.6 CERTIFIED RESOLUTIONS. Seller will have delivered to Purchaser and Parent a certificate executed by a duly authorized officer of Seller containing copies of the resolutions duly adopted by the board of directors of Seller approving and authorizing the Seller Agreements and their consummation. Such officer will also certify that such resolutions have not been revoked or modified and remain in full force and effect.

     10.7 ASSIGNMENT AGREEMENT; REYNOLDS HOLDINGS TRANSFER AGREEMENT; TRANSITION AGREEMENT. Seller and Reynolds Holdings, as applicable, shall have executed the Assignment Agreement, the Transition Agreement and the Reynolds Holdings Transfer Agreement and performed all acts required to be performed by each of them under those agreements on or prior to the Closing Date, including the execution and delivery of such assignment documentation as may be required by such agreements. 10.8HSR ACT. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

     10.9 AUDITORS' REPORT. Purchaser and Parent shall have received the Auditors' Report, and the Auditors' Report shall not reflect differences from the Draft Auditors' Report that, taken as a whole, have a Seller Material Adverse Effect.

     10.10 LESSOR DOCUMENTS. Purchaser and Parent shall have received the Lessor Documents for each Acquired Business Leased Real Property as executed by each of the applicable lessors.

     10.11 SELLER'S CONSENT; SUBORDINATION AGREEMENT. Purchaser and Parent shall have received the Seller's Consent and the Subordination Agreement, each as fully executed by Seller.

     10.12 CLOSING ESCROW AGREEMENT. If required under Section 12.1, Seller and its outside counsel shall have executed the Closing Escrow Agreement.

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate this Agreement will be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by Seller in writing.

     11.1 REPRESENTATIONS. The representations and warranties made by Purchaser and Parent in Section 8 hereof will be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date and Purchaser and Parent will deliver to Seller a certificate dated as of the Closing Date to the foregoing effect.

     11.2 COVENANTS. Purchaser and Parent will have performed in all material respects all of the covenants, acts or undertakings to be performed by it on or before the Closing Date, and Purchaser and Parent will deliver to Seller a certificate dated as of the Closing Date to the foregoing effect.

     11.3 CERTIFIED RESOLUTIONS. Purchaser will have delivered to Seller a certificate executed by duly authorized officers and containing true and correct copy of resolutions duly adopted by the Purchaser's Board of Directors approving and authorizing the Purchaser Agreements and their consummation. Such officers will also certify that such resolutions have not been revoked or modified and remain in full force and effect. Parent will have delivered to Seller a certificate executed by duly authorized officers and containing true and correct copy of resolutions duly adopted by the Parent's Board of Directors approving and authorizing the Parent Agreements and their consummation. Such officers will also certify that such resolutions have not been revoked or modified and remain in full force and effect.

     11.4 OPINION OF COUNSEL. An opinion of counsel for Purchaser and Parent will have been delivered to Seller, dated as of the Closing Date, in the form of the attached Exhibit 4.

     11.5 NO INJUNCTION, ETC. No Proceeding or legislation will have been instituted, threatened or proposed to enjoin, or prohibit, or to obtain substantial damages in respect of the Purchaser Agreements or the Parent Agreements or the transactions contemplated by any of the Purchaser Agreements or the Parent Agreements.

     11.6 INCUMBENCY. Purchaser will have delivered a certificate of incumbency executed by its president and secretary identifying the persons authorized to execute the Purchaser Agreements. Parent will have delivered a certificate of incumbency executed by its president and secretary identifying the persons authorized to execute the Parent Agreements.

     11.7 HSR ACT. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

     11.8 ASSIGNMENT AGREEMENT, TRANSITION AGREEMENT AND REYNOLDS HOLDINGS TRANSFER AGREEMENT. Purchaser shall have executed the Assignment Agreement, the Transition Agreement and the Reynolds Holdings Transfer Agreement and performed all acts required to be performed by Purchaser on or prior to the Closing Date under such agreements, including the payment of all consideration payable to Reynolds Holdings, including the Parent Note.

     11.9 SUBORDINATION AGREEMENT. Seller and Reynolds Holdings shall have received the Subordination Agreement, each as fully executed by all parties thereto other than Seller.

     11.10 PARENT GUARANTY. Seller shall have received the Parent Guaranty as executed by Parent.

     11.11 CLOSING ESCROW AGREEMENT. If required under Section 12.1, Purchaser, Parent and their outside counsel shall have executed the Closing Escrow Agreement.

12.  CLOSING.

     12.1 TIME AND PLACE. The Closing will be held at the offices of Coolidge, Wall, Womsley & Lombard, Dayton Ohio, commencing at 9:00 a.m. on the second business day following satisfaction or waiver of all of the conditions set forth in Sections 10 and 11, or at such other place or time or on such other date as the Parties may agree; provided that (a) the Closing shall not occur prior to September 30, 1998; and (b) if
          (i) all of the conditions in Section 10 of this Agreement have been satisfied or waived by Purchaser as Parent except the condition in
          Section 10.8, and (ii) all of the conditions in Section 11 of this Agreement have been satisfied or waived by Seller except the condition in Section 11.7, then the Closing will be held at the offices of Coolidge, Wall, Womsley & Lombard, Dayton Ohio, commencing at 9:00 a.m. on September 30, 1998 and the Parties will execute, deliver and perform their respective obligations under, and cause their respective outside counsel to execute and deliver, the Closing Escrow Agreement. The Parties agree and acknowledge in the event of an Escrowed Closing:
          (i) the Effective Time shall be deemed to have occurred as of the close of business on September 30, 1998; (ii) Seller will operate the Acquired Business in the Ordinary Course of Business during the Interim Period (with all receipts generated in connection therewith promptly paid over to Purchaser); (iii) the Acquired Business shall be operated for the sole benefit of and at the sole risk of Purchaser during the Interim Period, and Purchaser shall bear all risk of loss with respect to any of the Acquired Assets or Assumed Liabilities from and after the deemed Effective Time pursuant to such clause (b) (including that Purchaser and Parent shall reimburse Seller within 60 days after the Closing Escrow Termination Date for costs and expenses incurred by Seller in operating the Acquired Business during the Interim Period; such costs and expenses will include all wages, salaries, commissions, benefits and related Taxes payable to or in respect of the Acquired Business Employees); and (iv) prior to September 30, 1998, the Parties will cooperate to establish reasonable and mutually satisfactory procedures for operation of the Acquired Business during the Interim Period.

     12.2 TRANSACTIONS AT THE CLOSING. At the Closing, each of the following transactions will occur:

         (a)      Seller will deliver to Purchaser and Parent the following:

                  (i) copies of the Seller's Articles of Incorporation, certified as of a date within 30 days prior thereto by the Secretary of State of Ohio, Seller's Code of Regulations, certified as of such a date by Seller's Secretary, and a certificate of good standing for Seller from the Secretary of State of Ohio;

                  (ii) such bills of sale and other instruments of transfer as are necessary to vest in Purchaser all of Seller's right, title and interest in, to and under the Acquired Assets, free and clear of all Liens (except the Permitted Encumbrances); and

                 (iii) the certificates, opinion, agreements, instruments,
                       documents, consents, waivers, releases, approvals and other documents required as a condition to the obligations of Purchaser and Parent to close under
                       Section 10.

         (b) Purchaser and Parent will deliver to Seller the following:

                   (i) the Cash Payment (payable by wire transfer of immediately available funds to the account(s) designated by Seller);

                  (ii) a certificate of good standing of Purchaser from the
                       Secretary of State of Georgia as of the most recent practicable date and a certificate of good standing of Parent from the Secretary of State of Delaware as of the most recent practicable date; and

                 (iii) the Parent Guaranty and the certificates, opinion,
                       agreements, instruments, documents, consents, waivers, releases, approvals and other documents required as a condition to the obligation of Seller to close under
                       Section 11.

     12.3 DEFAULT AT CLOSING. If either Party fails or refuses to consummate the transactions set forth in this Agreement on or prior to the Closing Date, all conditions to that Party's obligation to close under Section 10 or Section 11, as applicable, have been satisfied, and if the other Party is not then in material breach under terms of this Agreement and such other Party stands ready, willing and able to make tender of its deliveries required under
              Section 12.2, then, in addition to any other remedies available to such other Party, the other Party may invoke any equitable remedies to cause the consummation of the transactions set forth in this Agreement, including, without limitation, an action or suit for specific performance.

13.  ACQUIRED BUSINESS EMPLOYEES.

     13.1 TERMINATIONS. No later than October 12, 1998, Purchaser shall identify in writing to Seller those Acquired Business Employees to whom Purchaser intends to offer employment (as determined by Purchaser in its sole discretion). At the Effective Time (or, in the event of an Escrowed Closing, at the Closing Escrow Termination Date), Seller will terminate all of the Acquired Business Effective Time Employees and Purchaser will offer employment (and will hire all persons who accept such offer of employment) to the Acquired Business Effective Time Employees identified in Purchaser's notice contemplated by the preceding sentence (on such terms and conditions as Purchaser may determine in its sole discretion). Seller makes no representation or warranty and provides no assurance that any Acquired Business Employee will remain employed by Seller until the Effective Time (or, in the event of an Escrowed Closing, the Closing Escrow Termination Date) or that any such person will accept an offer of employment from Purchaser.

     13.2 REIMBURSEMENT OF EXCESS TERMINATION-RELATED AMOUNTS. Seller shall pay to applicable Acquired Business Employees all Termination-related Amounts. In the event that the number of Acquired Business Effective Time Employees to whom (a) Purchaser does not extend an offer of employment effective as of the Effective Time, or (b) Purchaser does extend an offer of employment effective as of the Effective Time but the terms and conditions of employment (including duties, responsibilities and location) are such that even if the Acquired Business Effective Time Employee accepts the offer, the Acquired Business Effective Time Employee will be entitled to severance under Seller's standard severance policy or any compensation or benefits under the WARN Act, exceeds 225, Purchaser shall reimburse Seller for all Termination-related Amounts paid by Seller to the excess Acquired Business Effective Time Employees and the applicable Taxes payable by Seller with respect to such Termination-related Amounts. The Parties agree that for purposes of determining the amount of any reimbursement to Seller under this Section 13.2, the Parties shall determine an average amount payable to or in respect of each applicable employee and Purchaser shall be responsible for an amount equal to the per employee average, multiplied by the number of employees in excess of 225. Amounts payable by Purchaser under this Section 13.2 shall be paid to Seller within thirty (30) days after receipt of each request therefor accompanied by reasonably sufficient supporting material to verify the amount.

     13.3 WITHHOLDING. Purchaser and Seller agree to adopt the alternative procedure described in Section 5 of Revenue Procedure 96-60 as promulgated by the Internal Revenue Service with respect to wage reporting, F.I.C.A., withholding and similar Taxes applicable to the Acquired Business Employees who become employees of Purchaser.

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Seller or Purchaser and Parent in this Agreement will survive until the 18-month anniversary of the Effective Time, except that
     (a) to the extent any representations or warranties relate to Taxes, such representations and warranties shall be deemed to survive for the period of the applicable statute of limitations, (b) the representations and warranties described in clause (a) of Section 7.3 shall not survive the Closing, (c) the representations and warranties in Section 6.14 (other than Section 6.14 (f)) and the representations and warranties under Section 8.5 shall survive until the third (3rd) anniversary of the Effective Time, and
     (d) the representations and warranties in Sections 6.1, 6.13, and 8.1 shall survive indefinitely. No claim for breach of a representation or warranty (including an Indemnification Claim) may be brought by any person unless written notice of such claim is given on or prior to the last day of the applicable survival period in this Section 14 (in which event each representation and warranty with respect to any asserted claim will survive until such claim is finally resolved and all obligations with respect thereto are fully satisfied).

15.  TERMINATION.

     15.1 GROUNDS. This Agreement may, by notice given on or prior to the earlier of the Termination Date or the Closing Date, be terminated: (a) by either Seller or Purchaser if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been cured by the earlier of the Termination Date or ten (10) days after receipt by the breaching Party of written notice from the non-breaching Party describing the breach and such breach has not been waived by the non-breaching Party; (b) by Purchaser if any of the conditions in Section 10 has not been satisfied as of the Termination Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Termination Date; (c) by Seller, if any of the conditions in Section 11 has not been satisfied of the Termination Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Termination Date; (d) by mutual consent of Purchaser and Seller; or (e) by either Purchaser or Seller if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the Termination Date or such later date as the Parties may agree upon.

     15.2 EFFECT OF TERMINATION. Each Party's right of termination under Section
         15.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 15.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Section
         9.10 will survive; provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

16.  INDEMNIFICATION.

     16.1 LOSSES. For purposes of Sections 16 and 17 of this Agreement, "LOSSES" will mean all damages, losses, costs, expenses (including legal, accounting, investigation and other fees and expenses), interest, penalties, charges and liabilities.

     16.2 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Persons from and against any Loss incurred by the Purchaser Indemnified Persons related to or arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Seller in this Agreement, (b) any Excluded Liability or Excluded Asset, (c) Seller's use of the R/2000 and ProMed Marks prior to the Effective Time, or (d) any claim by Synergex with regard to Seller's use or distribution of Synergex' products on or before the Effective Time.

     16.3 INDEMNIFICATION BY PURCHASER. Purchaser and Parent jointly and severally agree to indemnify, defend and hold harmless the Seller Indemnified Persons from and against any Loss incurred by the Seller Indemnified Persons related to or arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Purchaser and/or Parent in this Agreement, or (b) any Acquired Asset or Assumed Liability (except to the extent that Seller is obligated to indemnify the Purchaser Indemnified Persons under Section 16.2 with respect to the applicable event, circumstance, action or omission that generates the Loss).

     16.4 PROCEDURES FOR INDEMNIFICATION.

          (a) An Indemnification Claim will be made by Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing such other information as Indemnitee will have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 16.5 hereof will be observed by Indemnitee and Indemnitor.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor will have ten (10) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object will constitute acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim will be paid in accordance with Section 16.4(d). If any objection is timely interposed by the Indemnitor and the dispute is not resolved within fifteen (15) days from the date Indemnitee receives such objection, such dispute will be resolved as provided in Section 18.12 of this Agreement.

          (d) Upon determination of the amount of an Indemnification Claim (including a Third Party Claim), whether by agreement between Indemnitor and Indemnitee, by an arbitration award or otherwise, Indemnitor will pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

     16.5 DEFENSE OF THIRD PARTY CLAIMS.

          (a) Should any Third Party Claim be made the obligations and liabilities of the parties with respect to such Third Party Claim will be subject to this Section 16.5.

          (b) Within a reasonable time (i.e., such time as will not prejudice the contest, defense, litigation, or settlement of a Third Party Claim) following the receipt of notice of a Third Party Claim, the party receiving the notice of the Third Party Claim will (i) notify the other party of its existence setting forth in writing and with reasonable specificity the facts and circumstances of which such party has received notice, and
                  (ii) if the party giving such notice is an Indemnitee, specify in writing the basis hereunder upon which the Indemnitee's claim for indemnification is asserted and tendering defense of the Third Party Claim to Indemnitor.

          (c) If the defense of a Third Party Claim is so tendered and within ten (10) days thereafter such tender is accepted without qualification by the Indemnitor as evidenced by written notice to Indemnitee, then, except as provided below, the Indemnitee will not, and the Indemnitor will, have the right to contest, defend, litigate and settle such Third Party Claim. The Indemnitee will have the right to be represented by counsel of its own choice and at Indemnitee's expense to participate in any contest, defense, litigation or settlement conducted by the Indemnitor; provided that the Indemnitee will be entitled to reimbursement therefor if the Indemnitor loses its right to contest, defend, litigate and settle the Third Party Claim as provided below. Notwithstanding the preceding provisions of this Section 16.5, if the Third Party Claim is asserted against both a Purchaser Indemnified Person and a Seller Indemnified Person, and representation of both of them by the same counsel would be inappropriate due to actual or potentially differing interests between them, Indemnitee shall be entitled to retain the right to contest, defend or litigate such Third Party Claim as it relates to Indemnitee and will have the exclusive right, in its discretion exercised in good faith, and with the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle will be given to the Indemnitor. If, pursuant to the preceding sentence, the Indemnitee so contests, defends, litigates or settles a Third Party Claim, the Indemnitee will be reimbursed by the Indemnitor for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, promptly following the presentation to the Indemnitor of itemized bills for such attorneys' fees and other expenses.

         (d) The Indemnitor will lose its right to contest, defend, litigate and settle the Third Party Claim if it fails to diligently contest the Third Party Claim (except in connection with a settlement thereof in accordance with the terms hereof). So long as the Indemnitor has not lost its right to defend, contest, litigate and settle as herein provided, the Indemnitor will have the exclusive right to contest, defend and litigate the Third Party Claim and will have the exclusive right, in its discretion exercised in good faith, and with the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle will be given to the Indemnitee and the settlement includes an unconditional release of the Indemnitee.

         (e) All expenses (including without limitation attorneys' fees and expenses) incurred by the Indemnitor in connection with the foregoing will be paid by the Indemnitor.

         (f) No failure by an Indemnitor to acknowledge in writing its indemnification obligations under this Section 16 will relieve it of such obligations to the extent they exist. If an Indemnitee is entitled to indemnification against a Third Party Claim, and the Indemnitor fails to accept or assume the defense of a Third Party Claim pursuant to Section 16.5(c), or if, in accordance with the foregoing, the Indemnitor loses its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnitee will have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, to contest, defend and litigate such Third Party Claim, and may, in its discretion exercised in good faith, and with the advice of counsel, settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnitor. If, pursuant to this Section 16.5(f), the Indemnitee so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder, the Indemnitee will be reimbursed by the Indemnitor for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, promptly following the presentation to the Indemnitor of itemized bills for such attorneys' fees and other expenses.

     16.6  LIMITATIONS.

          (a) All notices of Loss must be delivered to the Indemnitor prior to expiration of the applicable periods for the warranties and representations as set forth in Section 16 hereof.

          (b) Except as set forth in Section 16.6(c), no Indemnitor will have any obligation until the aggregate of all Losses payable by the Indemnitor to the Indemnitee with respect to all Indemnification Claims under this Section 16 exceeds the Floor. Upon the aggregate of all Losses (except the Exempt Indemnification Obligations) payable by an Indemnitor with respect to Indemnification Claims under this Section 16 exceeding the Floor, the Indemnitor will be liable to the Indemnitee on a dollar-for-dollar basis, for all Losses (except the Exempt Indemnification Obligations) above the Floor.

          (c) The Floor shall not apply to the Exempt Indemnification Obligations and such amounts shall be payable by the Indemnitor from the first dollar. The Parties acknowledge that obligations to pay any Purchase Price Adjustment Amount, any Personal Property Tax Reimbursement Amount, any amount described in Section 5.2 or any reimbursement of Termination-related Amounts as described in Section 13.2 are not Indemnification Claims and are not subject to the Floor.

          (d) The payment of any Loss hereunder will constitute an additional adjustment to the Purchase Price under Section 5.

          (e) Except for the equitable remedies under the terms of Section 12.3, indemnification for Customer Claims under Section 17 and matters that Purchaser or Parent establishes by clear and convincing evidence amount to fraud under applicable law, the remedies provided in this Section 16 (as limited by this Section 16.6) are the sole and exclusive remedies of Purchaser with respect to claims arising out of: (i) the warranties, representations, covenants and agreements of Seller in this Agreement; (ii) any Excluded Asset or Excluded Liability; or
                  (iii) any Acquired Asset or Assumed Liability. Except for the equitable remedies under the terms of Section 12.3, indemnification for Customer Claims under Section 17 and matters that Seller establishes by clear and convincing evidence amount to fraud under applicable law, the remedies provided in this Section 16 (as limited by this Section 16.6) are the sole and exclusive remedies of Seller with respect to claims arising out of: (i) the warranties, representations, covenants and agreements of Purchaser and/or Parent in this Agreement; (ii) any Excluded Asset or Excluded Liability;
                  (iii) any Acquired Asset or Assumed Liability; or (iv) the ownership or operation of the Acquired Business or the Acquired Assets for any period ending after the Effective Time. Except as permitted under applicable law as a remedy for fraud proven by clear and convincing evidence, no Party shall have the right of rescission of the transactions under this Agreement.

          (f) Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor Reynolds Holdings shall have any liability under this Section 16 or otherwise (including under or in connection with the Reynolds Holdings Transfer Agreement), and neither Purchaser nor Parent shall be entitled to recover against Seller or Reynolds Holdings, whether under a claim for breach of contract, breach of warranty, strict liability, tort, contribution or other theory of recovery with respect to or arising out of (provided, however, that this Section shall not apply to matters that Purchaser or Parent establishes by clear and convincing evidence constitute fraud under applicable law):

                  (i) any falsity or breach of a representation or the breach of a warranty or covenant under this Agreement to the extent that the existence of such falsity or breach upon which liability would be based (A) is within Purchaser's Knowledge at or prior to the execution of this Agreement (as proven by clear and convincing evidence), or (B) comes within Purchaser's Knowledge prior to the Closing (as proven by clear and convincing evidence); provided, however, that as to the foregoing clause (B), any such falsity or breach so disclosed to Purchaser or Parent after the execution and delivery of this Agreement but prior to the Closing shall not affect the right of Purchaser or Parent under the terms of Section 10 to elect not to close the transactions contemplated by this Agreement (it being understood that if, despite such right of Purchaser and Parent to elect not to close Purchaser and Parent nevertheless elects to close, Purchaser and Parent shall thereafter have no claim against Seller by reason of, in connection with or arising from such falsity or breach);

                  (ii) any projections, estimates or budgets heretofore delivered or made available to Purchaser regarding future revenues, expenses or expenditures or results of future operations of the Acquired Business;

                  (iii) any other information or documents provided to Purchaser or Parent or their counsel, advisors or accountants with respect to Seller or the Acquired Business, except as expressly covered by a representation in Section 6 of this Agreement (as such representations and warranties have been qualified by the Disclosure Schedule);

                  (iv)  any proposed products of the Acquired Business;

                  (v) the condition of any Personal Property (including any inventory);

                  (vi)  the collectability of any Receivables;

                  (vii) the assignability of any Contracts with customers of the
                        Acquired Business (provided that the foregoing shall not in any manner limit, modify or otherwise affect Purchaser's and Parent's rights and remedies under Sections 17 and 22) or any Contracts which contain covenants or agreements not to compete or covenants or agreements not to disclose information;

                  (viii) the failure to obtain any consents, releases, waivers or approvals required under any Contracts as a result of consummation of the transactions contemplated by this Agreement or as a condition to the valid and effective assignment of any Contracts pursuant to this Agreement (provided that the foregoing shall not in any manner limit, modify or otherwise affect Purchaser's and Parent's rights and remedies under Sections 17 and 22);

                  (ix) the Auditors' Report or any information contained therein;

                  (x) the RH Intellectual Property Intangibles or the Reynolds Holdings Transfer Agreement (Purchaser and Parent acknowledge that the transactions under the Reynolds Holdings Transfer Agreement are "AS IS,WHERE IS" and that Reynolds Holdings has disclaimed any and all warranties with respect to the RH Intellectual Property Intangibles; provided that this Section 16.6(f)(x) shall not limit in any respect Seller's liability and the Purchaser Indemnified Persons' remedies under Section
                        16.2 for a breach of Section the representations or warranties in Section 6.13 and Section 6.14 that expressly pertain to Reynolds Holdings or the RH Intellectual Property Intangibles);

                  (xi) except as provided in Section 17, the failure of any Seller Distributed Software, Seller Internal Use Software, Third Party Distributed Software or Third Party Internal Use Software or any hardware, software, or data owned, leased, licensed, distributed or used by or in connection with the Acquired Business: (A) to be "millennium compliant", "year 2000 compliant", or "year 2000 qualified" or otherwise process, function, accept, store, display or operate without error or interruption in respect of dates before or after January 1, 2000, or
                        (B) to operate continuously and without error (including when incorporated with any other products provided by Seller or any other person as part of an integrated system);

                  (xii) the falsity of or breach by Seller of any representation or warranty in Section 6.14(f); or

                  (xiii) any Customer Claims (provided that this Section 16.6(f)
                        shall not in any manner limit, modify or otherwise affect Purchaser's and Parent's rights and remedies under Section 17).

         (h) Notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor Parent shall have any liability under this Section 16 or otherwise, and neither Seller nor Reynolds Holdings shall be entitled to recover against Purchaser or Parent, whether under a claim for breach of contract, breach of warranty, strict liability, tort, contribution or other theory of recovery with respect to or arising out of (provided, however, that this Section shall not apply to matters that Seller or Reynolds Holdings establishes by clear and convincing evidence constitute fraud under applicable law) any falsity or breach of a representation or the breach of a warranty or covenant under this Agreement to the extent that the existence of such falsity or breach upon which liability would be based (i) is within Seller's Knowledge at or prior to the Closing, or (ii) is disclosed in a written notice furnished to Seller prior to the Closing; provided, however, that as to the foregoing clause ii), any such falsity or breach so disclosed to Seller after the execution and delivery of this Agreement but prior to the Closing shall not affect the right of Seller under the terms of Section 11 to elect not to close the transactions contemplated by this Agreement (it being understood that if, despite such right of Seller to elect not to close Seller nevertheless elects to close, Seller shall thereafter have no claim against Purchaser and Parent by reason of, in connection with or arising from such falsity or breach).

         (i) Notwithstanding anything to the contrary in this Agreement, in determining the amount of any "Loss" suffered by a Party: (i) no Party shall be entitled to recover under this Section 16 any consequential damages, including business interruption or lost profits, or any punitive damages; and (ii) "Loss" shall not be calculated using a multiple of earnings, book value or any other item which may have been used in arriving at the Purchase Price.

         (j) In the event that, after taking into account the limitations in this Section 16.6 or elsewhere in this Agreement, Seller nevertheless becomes obligated to pay Losses to a Purchaser Indemnified Person, in no event shall the aggregate amount of such liability of Seller (including any and all liabilities of Seller for costs, expenses and attorney's fees paid or incurred in connection therewith or in connection with curing of any and all breaches of Seller's representations, warranties, covenants or agreement) exceed the Cap; provided that the Cap shall not apply to matters that the Purchaser Indemnified Person establishes by clear and convincing evidence amount to fraud under applicable law or to Exempt Indemnification Obligations. In the event that, after taking into account the limitations in this Section 16.6 or elsewhere in this Agreement, Purchaser and/or Parent nevertheless becomes obligated to pay Losses to Seller, in no event shall the aggregate amount of such liability of Purchaser and Parent (including any and all liabilities of Purchaser and Parent for costs, expenses and attorney's fees paid or incurred in connection therewith or in connection with curing of any and all breaches of Purchaser's representations, warranties, covenants or agreement) exceed the Cap; provided that the Cap shall not apply to matters that Seller establishes by clear and convincing evidence amount to fraud under applicable law.

17. SPECIAL INDEMNIFICATION.

     17.1 GENERAL. Seller agrees to indemnify and hold the Purchaser Indemnified Persons harmless from Customer Claims Losses, and Purchaser and Parent agree to indemnify and hold harmless the Seller Indemnified Persons from Customer Claims Losses, each as follows: (a) Seller shall bear the first $500,000 of Customer Claims Losses; (b) each of (i) Seller and (ii) Purchaser and Parent, shall bear 50% of the next $4,000,000 of Customer Claims Losses (i.e., up to $4,500,000 in the aggregate); and (c) Purchaser and Parent shall bear all Customer Claims Losses in excess of $4,500,000 in the aggregate. Notwithstanding anything to the contrary in this Agreement, Seller shall not have any further liability under this Section 17 from and after September 30, 2001.

     17.2 DEFINITIONS. "Customer Claims Losses" means all Losses arising out of or related to Customer Claims. "Customer Claims" means either
              (a) any claims, demands, actions, causes of action or Proceedings asserted or threatened to be asserted by, on behalf of or with respect to any person that is a customer of the Acquired Business as of the Effective Time (an "Acquired Business Customer"), regardless of whether such claim is asserted under any breach of contract, breach of warranty, products liability, strict liability or other theory, with respect to or arising out of any agreement, contract, commitment, liability or obligation to the Acquired Business Customer as of the Effective Time, including without limitation (i) claims with respect to any hardware, software, databases or services sold, leased, licensed or otherwise provided to the Acquired Business Customer prior to the Effective Time,
              (ii) claims relating to the failure any of Seller Distributed Software or Third Party Distributed Software or any other hardware, software, databases sold, leased, licensed or otherwise provided to the Acquired Business Customer prior to the Effective Time to be "millennium compliant", "year 2000 compliant", or "year 2000 qualified" or otherwise process, function, accept, store, display or operate without error or interruption in respect of dates before or after January 1, 2000, or to operate continuously and without error (including when incorporated with any other products provided by Seller or any other person as part of an integrated system), and (iii) claims related to the disputes identified in Section 6.12(f) of the Disclosure Schedule, or (b) any Losses or other costs incurred by Purchaser or Parent, which, in their reasonable judgment, are necessary to minimize, mitigate or avoid potential claims, demands, actions, causes of action or Proceedings under clause (a) above, including without limitation the cost to cause any of the services or software or hardware referenced in clause (a) to become "millennium compliant", "year 2000 compliant", or "year 2000 qualified" .

     17.3 PROCEDURES. Purchaser shall assume responsibility for the defense and settlement of any Customer Claims. Seller's consent (which shall not be unreasonably withheld) will not be required for settlements of any Customer Claim of less than $100,000; provided, however that as a condition to any settlement, regardless of the amount of Customer Claims described in clause (a) of Section 17.2, Purchaser shall secure from the Acquired Business Customer a unconditional release of Seller from any past or future liability. Notwithstanding any provision to the contrary in this Agreement, the Floor will not apply to the obligations of the Parties under this Section. Purchaser shall provide Seller a monthly report of all Customer Claims Losses. All such reports shall become final and binding on the Parties unless Seller objects in writing within 30 days after receipt of the report. To the extent that Seller becomes obligated to pay any amounts under this Section, Seller's payment shall be effected first through a reduction of the Principal Sum (as defined in the Parent Note) in accordance with the Parent Note, with any remainder paid by Seller by wire transfer within thirty
              (30) days after the applicable report becomes final (whether by agreement, by failure of Seller to timely object or by resolution under Section 18.12).

18.  MISCELLANEOUS.

     18.1 ACCOUNTING RECORDS. From and after the Effective Time, Seller and its representatives will have reasonable access to all of the Books and Records for the period prior to the Effective Time, but only to the extent that such access may reasonably be required by such persons in connection with matters relating to or affected by the operations of the Acquired Business prior to the Effective Time. Such access will be afforded by Purchaser upon receipt of reasonable advance notice and during normal business hours. From and after the Effective Time, Purchaser and its representatives will have reasonable access to all of the books and records of the Acquired Business for the period prior to the Effective Time which are retained by Seller, but only to the extent that such access may reasonably be required by such persons in connection with matters relating to or affected by the operations of the Acquired Business prior to the Effective Time. Such access will be afforded by Seller upon receipt of reasonable advance notice and during normal business hours.

     18.2 NOTICE. All notices, requests, demands and other communications hereunder will be in writing and will be deemed given and received (a) on the date of delivery when delivered by hand or when transmitted by confirmed simultaneous telecopy, (b) on the following business day when sent by receipted overnight courier, or (c) five (5) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, when addressed as set forth in Schedule I. Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

     18.3 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by either Party without the prior written consent of the other Party. This Agreement will be binding upon the Parties and their respective successors and permitted assigns.

     18.4 HEADINGS; EXHIBITS AND SCHEDULES. The Section, Subsection and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. The Exhibits and Schedules attached hereto are a material part of this Agreement and are incorporated herein by this reference.

     18.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one counterpart has been signed by each party and delivered to the other party hereto.

     18.6 INTEGRATION OF AGREEMENT. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereunder, including the Letter of Intent; provided, however, that if the Closing does not occur for any reason, the Non-disclosure Agreement between the Parties dated July 21, 1998 shall survive according to its terms. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

     18.7 TIME OF ESSENCE. Time is of the essence in this Agreement.

     18.8 GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the state of Ohio as applied to contracts between Ohio residents executed and performed wholly within that state.

     18.9 DISCLOSURE. Purchaser, Parent and Seller each agree not to issue any press release or make any public announcement or other disclosure to competitors, customers, employees or any other person (except to employees and agents on a need-to-know basis in order to complete the transactions contemplated by this Agreement and who agree to maintain the confidentiality of the disclosed information) concerning this Agreement except as required by law or with the advance written approval of the other Parties, which approval will not be unreasonably withheld.

     18.10 PARTIAL ILLEGALITY OR UNENFORCEABILITY. Wherever possible, each provision hereof will be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein will, for any reason, be held to be illegal or unenforceable in any respect, such illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     18.11 SINGULAR OR PLURAL. All defined terms used herein will have the same meaning, whether used in the singular or plural form, unless the context clearly requires otherwise.

     18.12 ARBITRATION.

          (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the Reynolds Holdings Transfer Agreement (except in connection with the determination of a Purchase Price Adjustment Amount or a Personal Property Tax Reimbursement Amount or enforcement of the Parent Note or a breach of Section 19) will be submitted to arbitration in accordance with the commercial rules of the AAA, by which each Party will be bound.

          (b) If the Parties have not agreed during their negotiations on a single arbitrator to whom the controversy, dispute or claim will be submitted, either Party may select an arbitrator and send written notice to the other party of the selection. The Party receiving such notice will have 10 days from the date such Party receives such notice of such selection to select a second arbitrator and send notice of such to the party who selected the first arbitrator. Failure to select the second arbitrator and to send timely notice, as provided above, empowers the arbitrator first selected to resolve the controversy. If both arbitrators have been duly named, they will as soon as is reasonably practicable (but within 30 days from the date the latter of the two arbitrators is named) name a third arbitrator who must not be from the Dayton, Ohio or Atlanta, Georgia metropolitan areas and who will be the sole arbitrator to hear and rule upon the dispute. The provisions of the Federal Rules of Civil Procedure which provide for discovery will be applicable to any such arbitration. The parties agree that such discovery must be completed within six
                  (6) months after the claim has been filed with the AAA and service on the other party effected.

          (c) Any arbitration proceedings will be conducted in Dayton, Ohio unless the Parties otherwise agree.

          (d) The Parties agree to be bound by the decision of the arbitrator and the decision thereof to be entered into any appropriate court or other jurisdiction. The prevailing Party in the arbitration will be promptly reimbursed for its reasonable costs and fees (including attorneys'

                  fees) incurred in connection with the arbitration and will not be responsible for the costs of arbitration.

     18.13 "PERSON." The term "person" will be broadly interpreted to include, without limitation, any corporation, partnership, association, limited liability company, other association, trust or individual.

     18.14 "BEST EFFORTS." The use of the term "best efforts" herein will in no event require any party to (a) expend funds which are not commercially reasonable in relation to the transactions contemplated hereby or (b) take, or cause to be taken, any action which would have a material adverse effect with respect to it.

     18.15 "INCLUDING." Whenever the term "including" is used in this Agreement, it will mean "including, without limitation," (whether or not such language is specifically set forth) and will not be deemed to limit the range of possibilities of those items specifically enumerated.

     18.16 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person other than the Parties and their respective heirs, successors and permitted assigns.

     18.17 FURTHER ASSURANCES. From and after the Closing, the Parties shall, without further consideration, execute and deliver promptly such further assignments, endorsements and other documents, and to take all such further actions, as either may from time to time reasonably request with respect to the transactions contemplated by this Agreement, and the fulfillment of any condition precedent to the obligations of either Party waived by that Party in order to consummate the Agreement. The Parties also agree to promptly deliver to each other any assets (including mail) they receive which properly are the property of the other Party or an Affiliate.

19. CERTAIN COVENANTS OF SELLER.

     19.1 COVENANT NOT TO COMPETE. Subject to the conditions in Section 19.2, and as further consideration for Purchaser's and Parent's obligations under this Agreement, Seller covenants and agrees that, prior to the fifth (5th) anniversary of the Effective Time, Seller will not (a) engage in the Restricted Business in the United States, or (b) solicit for employment any Acquired Business Effective Time Employees that were offered and accepted employment with Purchaser immediately after the Effective Time (or the Closing Escrow Termination Date, as applicable).

     19.2 EXCEPTIONS. Notwithstanding anything in this Agreement to the contrary: (i) Section 19.1 shall not survive any termination of this Agreement prior to Closing pursuant to Section 15.1; and (ii) it shall not be a violation of Section 19.1 if either: (A) Seller at any time directly or indirectly holds less than fifteen percent (15%) of the outstanding voting power of any person engaged in the Restricted Business, (B) a person engaged in the Restricted Business acquires any securities of Seller or any successor in interest to Seller or a person who at any time holds any securities of Seller engages in the Restricted Business, (C) Seller sells any significant portion of its assets to any person that is engaged in the Restricted Business (and
           Section 19.1 shall not apply to such asset transferee), or (D) Seller merges with or consolidates into any person that is engaged in the Restricted Business where either (i) the total consideration paid in any such transaction exceeds $250,000,000, or (ii) the percentage of overall revenues of such other person that are generated by its operations within the Restricted Business are less than 20% as of the lost recently completed fiscal year of such person (and Section 19.1 shall not apply to the surviving person in any such merger or consolidation).

20. REYNA LEASE PORTFOLIO. Purchaser and Parent acknowledge Seller's desire to transfer the Reyna Lease Portfolio to one or more persons that routinely provides lease financing to Parent's customers.

     Purchaser and Parent agree to cooperate with Reyna and to provide reasonable assistance to Reyna (including through introductions to appropriate representatives of such lease financing sources) in connection with any such proposed sale of the Reyna Lease Portfolio. Purchaser and Parent also agree to cooperate with Reyna (including, subject to applicable legal restrictions through the exchange of information) in the collection of amounts coming due to Reyna from the Reyna Lease Portfolio.

21. ELECTRONIC MEDICAL RECORDS/CLINICAL PRODUCT LINE. Nothing in this Agreement shall entitle Purchaser or Parent to any right, title or interest in or restrict Seller in the use and/or disposal of those rights, properties and assets of Seller described in Exhibit C under the heading "Electronic Medical Records/Clinical Product Line".


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         The parties have executed this Agreement as of this ____ day of September, 1998.

                                            INFOCURE CORPORATION



                                            BY
                                              -------------------------------

                                            TITLE:
                                                  ---------------------------
                                            THOROUGHBRED ACQUISITION, INC.



                                            BY
                                              -------------------------------

                                            TITLE:
                                                  ---------------------------


                                            THE REYNOLDS AND REYNOLDS COMPANY


                                            BY
                                              -------------------------------

                                            TITLE:
                                                  ---------------------------

                                   SCHEDULE A

                                   DEFINITIONS

         "6/30/98 Balance Sheet" means the balance sheet of HSD as of the close of business on June 30, 1998, a copy of which is set forth in Exhibit 1.

         "6/30/98 Working Capital Statement" means the statement identified as such in Exhibit 1.

         "Acquired Assets" has the meaning set forth in Schedule B.

         "Acquired Business" means the business operations of HSD.

         "Acquired Business Customer" has the meaning set forth in Section 17.

         "Acquired Business Effective Time Employees" means those Acquired Business Employees who remain employees of Seller as of the Effective Time (or, in the event of an Escrowed Closing, the Closing Escrow Termination Date).

         "Acquired Business Employees" means those persons who are employees of Seller engaged in the Acquired Business as of the applicable date, excluding the Excluded Employees. The Acquired Business Employees as of August 27, 1998 are identified in Schedule P.

         "Acquired Business Leased Real Property" means the leased locations identified as such in Schedule Y.

         "Acquired Business Owned Real Property" means HSD's Dayton, Ohio headquarters building.

         "Adjusted 6/30/98 Balance Sheet" means the statement identified as such in Exhibit 1.

         "Adjusted 6/30/98 Working Capital Statement" means the statement identified as such in Exhibit 1.

         "Affiliate" has the meaning given that term in Rule 144 promulgated under the Securities Act of 1933.

         "Agreement" means this Asset Purchase Agreement.

         "Allocation Agreement" means an agreement in the form of the attached
Exhibit 5.

         "Annual Financial Statements" means the unaudited internal balance sheet for the Acquired Business as of the close of Business on September 30, 1997 and the unaudited internal statement of income for the one-year period ended on such date.

         "Applicable Laws" means all laws, rules, regulations, Orders, decrees, judgments, awards, covenants, restrictions and ordinances applicable to Seller in connection with the Acquired Business or the ownership or operation of any of the Acquired Assets or the Assumed Liabilities, including Environmental Laws, the Americans with Disabilities Act, ERISA and other laws relating to employees or employee benefits, occupational health and safety laws, the Code and other laws relating to Taxes, and zoning and land use regulations.

         "Assignment Agreement" means an agreement in the form of the attached
Exhibit 2.

         "Assumed Executory Obligations" has the meaning set forth in Schedule
D.

         "Assumed Liabilities" has the meaning set forth in Schedule D.

         "Assumed Balance Sheet Liabilities" has the meaning set forth in Schedule D.

         "Auditors' Report" means the final auditors' report described in the Engagement Letter.

         "Auditors' Report Expenses" means all amounts payable to D&T pursuant to the Engagement Letter; provided, however, that, notwithstanding anything to the contrary in the Agreement, amounts payable as a result of procedures performed by D&T with regard to the filing of any registration statements by Purchaser shall not be "Auditors' Report Expenses" and shall be payable by Purchaser under all circumstances.

         "Books and Records" has the meaning set forth in Schedule B.

         "Cap" means an amount equal to $40,000,000.

         "Cash Payment" means an amount equal to $13,130,389.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations promulgated thereunder.

         "Closing" means the closing of the transactions contemplated by Section 12.

         "Closing Escrow Agreement" means an agreement in substantially the form of Exhibit 14.

         "Closing Escrow Termination Date" means the date that the Closing Escrow Agreement terminates under Section 3.1 of the Closing Escrow Agreement.

         "Closing Working Capital Statement" means a statement reflecting the Working Capital Acquired Assets and Working Capital Assumed Liabilities as of the Effective Time. The Closing Working Capital Statement will be prepared on a basis consistent with the 6/30/98 Working Capital Statement (including in the determination of all reserves and allowances). For purposes of determining the count of the inventory included in the Working Capital Acquired Assets, the Parties will jointly conduct a physical inventory after the close of business on the last business day immediately preceding the Effective Time.

         "Closing Date" means the date on which the Closing occurs.

         "COBRA" means the continuation health care coverage requirements of
Section 162(k)/4980 of the Code and Sections 601-608 of ERISA and the regulations promulgated thereunder.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collar Amount" means an amount equal to $250,000.

         "Commitment Letter" means the letter (in substantially the form of Exhibit 15) between FINOVA Capital Corporation and Parent (and certain affiliates of Parent) dated September 26, 1998.

         "Contracts" has the meaning set forth in the attached Schedule B.

         "Converted Securities" means the "Conversion Shares" as defined in the Parent Note.

         "Copyrights" has the meaning set forth in the attached Schedule B.

         "Customer Claims" has the meaning set forth in Section 17.

         "Customer Claims Losses" has the meaning set forth in Section 17.

         "D&T" means Deloitte & Touche, LLP.

         "Derivative Works" means any and all works based upon all or a portion of the Seller Distributed Software or the Seller Internal Use Software, including without limitation, translations, condensations, revisions, modifications, adaptations, conversion, enhancements, releases, additions, changes or alterations, and any other form into which the Seller Distributed Software or Seller Internal Use Software may be transformed, adapted or restated.

         "Disclosure Schedule" means the attached Schedule F.

         "Documentation" means all documentation and manuals, relating in any way to the Seller Distributed Software or the Seller Internal Use Software or the Source Code, User Documentation, programming and technical documentation and manuals prepared by or on behalf of Seller and currently in use, whether in hard copy or written form or in machine-readable only format.

         "Draft Auditors' Report" means the draft of the Auditors' Report dated September 22, 1998.

         "Effective Time" means the close of business on September 30, 1998.

         "Engagement Letter" means the engagement letter between D&T and Seller dated as of August 24, 1998, a copy of which is attached as Schedule R.

         "Environmental Laws" means all federal, state and local statutory and common laws, regulations or orders relating to pollution, protection of the environment or workplace health and safety, including those relating to the manufacture, production, distribution, use, treatment, storage, disposal, transport or handling, emission, discharge or release of pollutants, contaminants, chemicals, industrial or toxic materials or wastes, Hazardous Materials or nuisance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, with respect to Seller, any other person that, together with Seller, would be treated as a single employer under Section 414 of the Code.

         "Escrowed Closing" means a Closing pursuant to clause (b) of the first sentence of Section 12.1.

         "Excluded Assets" has the meaning set forth in Schedule C.

         "Excluded Balance Sheet Assets" has the meaning set forth in Schedule
C.

         "Excluded Balance Sheet Liabilities" means those liabilities or obligations identified as such in Schedule E.

         "Excluded Employees" means H. John Proud, Donald LoVetre, Charles Williams, Jr. and Ervin Cobb.

         "Excluded Liabilities" has the meaning set forth in Schedule E.

         "Exempt Indemnification Obligations" means (a) with respect to Seller, the obligations of Seller under Sections 16.2(b), (c) and (d), and (b) with respect to Purchaser and Parent, the obligations of Purchaser and Parent under
Section 16.3(b).

         "Facilities" means any real property, leaseholds or other interests currently or formerly owned and operated by Seller in connection with the Acquired Business and any buildings, plants, structures or equipment currently or formerly owned or operated by Seller in connection with the Acquired Business.

         "Financial Statements" means the Annual Financial Statements and the Most Recent Financial Statements.

         "Floor" means $500,000.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law.

         "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or substitutes therefor, and asbestos and asbestos-containing materials.

         "HSD" means Seller's Healthcare Systems Division.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "Indemnification Claim" means a claim for indemnification under Section
16.2 or Section 16.3.

         "Indemnitee" means either a Purchaser Indemnified Person seeking indemnification under Section 16.2 or a Seller Indemnified Person seeking indemnification under Section 16.3.

         "Indemnitor" means either Seller with respect to claims for indemnification under Section 16.2 or Purchaser and Parent, jointly and severally, with respect to claims for indemnification under Section 16.3.

         "Independent Auditors" means the St. Louis, Missouri office of the certified public accounting firm of
Ernst & Young.

         "Intellectual Property Intangibles" has the meaning set forth in the attached Schedule B.

         "Interim Period" means the time from the completion of an Escrowed Closing until the Closing Escrow Termination Date.

         "IRS" means the Internal Revenue Service, or any successor thereto.

         "Lessor Documents" means agreements and instruments in substantially the form of the attached Exhibit 8.

         "Letter of Intent" means the letter of intent between Seller and Parent dated as of September 17, 1998.

         "Lien" means any mortgage, pledge, hypothecation, claim, security interest, encumbrance, right or interest of others, lease, license, easement, encroachment, covenant, title defect, lien, option or right of first refusal.

         "Loss" has the meaning set forth in Section 16.1 (subject to the limitations of Section 16.6).

         "Marks" has the meaning set forth in the attached Schedule B.

         "Materiality-qualified Representations" means those representations and warranties of Seller set forth in Section 6 of this Agreement which contain qualifying language based on materiality or the consequences of a breach of the representation or warranty having a Seller Material Adverse Effect.

         "Most Recent Financial Statements" means the 6/30/98 Balance Sheet and an unaudited internal income statement for Seller from October 1, 1997 to the close of business on June 30, 1998.

         "Net Working Capital" means the difference between the Working Capital Acquired Assets, less the Working Capital Assumed Liabilities, as shown on the Closing Working Capital Statement or the Adjusted 6/30/98 Working Capital Statement, as applicable.

         "Order" means any award, decision, injunction, judgment, order, ruling subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental authority or agency or any arbitrator.

         "Other Benefit Obligations" means all legally enforceable obligations to provide benefits, other than wages or salary, as compensation for services rendered, to present or former employees of Seller engaged in the Acquired Business, other than obligations that are Plans.

         "Ordinary Course of Business" means consistent with past custom and practice (including with respect to nature, quantity and frequency) in the normal day-to-day business operations of the applicable person.

         "Parent" means InfoCure Corporation.

         "Parent Agreements" means this Agreement, the Reynolds Holdings Transfer Agreement and the other agreements, documents, certificates and instruments executed by Parent pursuant to, or in connection with, this Agreement or the Reynolds Holdings Transfer Agreement, including the Parent Note and the Parent Guaranty.

         "Parent Disclosure Schedule" means Schedule EE.

         "Parent Financial Statements" means the audited balance sheets of Parent as of December 31, 1997 and the audited statements of income and cash flows for Parent for the year ended December 31, 1997, and the unaudited balance sheets of Parent as of June 30, 1998 and the unaudited statements of income and cash flows for Parent for the period from January 1, 1998 until June 30, 1998. Copies of the Parent Financial Statements are attached as Schedule Q.

         "Parent Guaranty" means a guaranty in the form of the attached Exhibit 12.

         "Parent Material Adverse Change" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on Parent or the ability of Purchaser and Parent to perform their obligations under the Purchaser Agreements or the Parent Agreements; provided, that "Parent Material Adverse Change" shall not be deemed to include the impact of (a) changes in any laws, rules, regulations, Orders, decrees, judgments, awards, covenants, restrictions and ordinances applicable to Purchaser or Parent or interpretations thereof by any Governmental Authorities, (b) changes in GAAP, or (c) actions taken by Purchaser or Parent or omissions by Purchaser or Parent which were taken or omitted, as applicable, with the prior written consent of Seller or otherwise required to consummate the Purchaser Agreements or the Parent Agreements.

         "Parent Note" means a note in substantially the form of the attached
Exhibit 6.

         "Parties" means Purchaser, Parent and Seller.

         "Patents" has the meaning set forth in the attached Schedule B.

         "Pension Plan" has the meaning given in Section 3(2)(A) of ERISA.

         "Permitted Encumbrances" means those Liens identified in Schedule H.

         "Personal Property" has the meaning set forth in the attached Schedule
B.

         "Personal Property Tax Reimbursement Amount" means an amount equal to that portion of any personal property or similar Taxes paid by Seller with respect to any of the Acquired Assets to the extent the same relates to any period after the Effective Time.

         "Plan" has the meaning given in Section 3(3) of ERISA.

         "Plan Sponsor" has the meaning given in Section 3(16)(B) of ERISA.

         "Proceeding" means an action, audit, claim, demand, suit, arbitration, grievance, or investigation (whether civil, criminal, administrative, informal or otherwise) commenced, conducted, heard by or otherwise involving any governmental authority or agency or arbitrator.

         "Proprietary Rights" means any and all trademarks, copyrights, patent rights, trade secrets, confidential and proprietary information rights.

         "Purchase Price" means $13,130,389, subject to adjustment pursuant to
Section 5.1(b).

         "Purchaser" means Thoroughbred Acquisition, Inc., a wholly owned subsidiary of Parent.

         "Purchaser Agreements" means this Agreement, the Reynolds Holdings Transfer Agreement, and the other agreements, documents, certificates and instruments executed by Purchaser pursuant to, or in connection with, this Agreement or the Reynolds Holdings Transfer Agreement, including the Transition Agreement.

         "Purchaser Indemnified Persons" means Purchaser, Parent and each of their respective officers, directors and employees.

         "Purchase Price Adjustment" means an adjustment to the Purchase Price pursuant to Section 5.1(b).

         "Purchase Price Adjustment Amount" means the amount of any adjustment to the Purchase Price as finally determined pursuant to Section 5.1(b).

         "Purchaser's Knowledge" means the actual knowledge of Frederick L. Fine, James K. Price, Richard E. Perlman, Kurt I. Lawrence, Gary W. Plumer and Amanda Blakey.

         "Receivables" has the meaning set forth in the attached Schedule B.

         "Restricted Business" means the license to physicians, third party providers of physician management services to physicians (e.g., MSO's and service bureaus) and, to the extent they provide practice management services on behalf of staff physicians, hospitals, of application software that performs, at a minimum, the following functions: financial management scheduling and administration.

         "Returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect of Taxes.

         "Reyna" means Reyna Capital Corporation.

         "Reyna Lease Portfolio" means all currently effective (as of the Effective Time) leases between Reyna and any customer of the Acquired Business.

         "Reynolds Holdings" means Reynolds and Reynolds Holdings, Inc.

         "Reynolds Holdings Material Adverse Effect" means a material adverse impact on (a) the assets, acquired under the Reynolds Holdings Transfer Agreement, or (b) the ability of Reynolds Holdings to perform its obligations under the Reynolds Holdings Transfer Agreement; provided, that "Reynolds Holdings Material Adverse Effect" shall not be deemed to include the impact of
(x) changes in any Applicable Laws or interpretations thereof by any Governmental Authorities, (y) changes in GAAP, and (z) actions taken by Reynolds Holdings or omissions by Reynolds Holdings which were taken or omitted, as applicable, with the prior written consent of Purchaser or otherwise required to consummate the Reynolds Holdings Transfer Agreement.

         "Reynolds Holdings Transfer Agreement" means an agreement in substantially the form of Exhibit 7.

         "RH Intellectual Property Intangibles" means the following:

         (a) the following registered trademarks and all common law trademarks owned by Reynolds Holdings (including "InTouch") and used exclusively in the Acquired Business (collectively, the "RH MARKS"):

              (i)      ARM (Reg. No. 1583358);
              (ii)     FI2001 (stylized) (Reg. No. 1959803);
              (iii)    FISCAL INFORMATION INC. AND DESIGN (Reg. No. 1330595);
              (iv)     KREDO (stylized) (Reg. No. 1800032);
              (v)      KREDO (stylized) (Reg. No. 1800036);
              (vi)     MEDPRINT+ (Reg. No. 2104072);
              (vii)    PAR (Reg. No. 1414772);
              (viii)   SENTINEL SERIES (Reg. No. 1650407); and
              (ix)     TELEDUN (Reg. No. 1364302);

         (b) all patents, patent applications, and inventions and discoveries owned by Reynolds Holdings and used exclusively in connection with the Acquired Business that may be patentable (collectively, the "RH PATENTS");

         (c) the following registered copyrights and all other copyrights in both published works and unpublished works owned by Reynolds Holdings and used exclusively in the Acquired Business (collectively, the "RH COPYRIGHTS"):

              (i)      THE DOCTOR'S GUIDE TO IN-HOUSE COMPUTERS (Reg. No. TX
                       917625);
              (ii)     THE PATIENT-CENTERED SYSTEM OF CARE (Reg. No. TX
                       4442443);

              (iii) POORMAN-DOUGLAS CORPORATION LAB SYSTEMS MANUAL (Reg. No. TX 2913632);
              (iv) POORMAN-DOUGLAS CORPORATION LAB/XRAY SUB SYSTEMS (Reg. No. TX 2892935);
              (v)      THE REYNOLDS SOLUTION - THE R/2000 (Reg. No. TX 4456161);
              (vi)     YOUR INFORMATION MANAGEMENT STRATEGY (Reg. No. TX
                       4522823);
              (vii) MEDICAL ACCOUNTING SYSTEMS EVALUATING GUIDEBOOK (Reg. No. TX 917624); and
              (viii)   HOSPITAL FORMS AUDIT (Reg. No. A 550634).

         (d) all rights in mask works owned by Reynolds Holdings and used exclusively in the Acquired Business (collectively, "RH RIGHTS IN MASK WORKS");

         (e) all rights as owner or licensee of such know-how, trade secrets, confidential information, customer lists, software, technical information, Documentation, Technology, data, process technology, plans, and drawings as are used exclusively in the Acquired Business (collectively, "RH TRADE SECRETS");

         (f) the right to bring suit or make any claim in its name for past or future infringement, misappropriation or other claims related to the RH Marks, the RH Patents, the RH Copyrights, the RH Rights in Mask Works and the RH Trade Secrets.

         "RH Permitted Encumbrances" means minor imperfections of title, none of which materially detracts from the value of or impairs the use of the property subject thereto.

         "Rights in Mask Works" has the meaning set forth in the attached Schedule B.

         "Sale Transaction" means a sale of all or a substantial portion of the Acquired Assets.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means The Reynolds and Reynolds Company.

         "Seller Agreements" means this Agreement and other agreements, documents, certificates and instruments executed by Seller pursuant to, or in connection with, this Agreement.

         "Seller Indemnified Persons" means Seller and its officers, directors and employees.

         "Seller Material Adverse Effect" means a material adverse impact on (a) the Acquired Assets, the Assumed Liabilities or the Acquired Business, or (b) the ability of Seller to perform its obligations under the Seller Agreements; provided, that "Seller Material Adverse Effect" shall not be deemed to include the impact of (x) changes in any Applicable Laws or interpretations thereof by any Governmental Authorities, (y) changes in GAAP, and (z) actions taken by Seller or omissions by Seller which were taken or omitted, as applicable, with the prior written consent of Purchaser or otherwise required to consummate the Seller Agreements.

         "Seller Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Seller or an ERISA Affiliate of Seller.

         "Seller Plan" means all Plans of which Seller or an ERISA Affiliate of Seller is or was a Plan Sponsor, or to which Seller or an ERISA Affiliate of Seller otherwise contributes or has contributed, or in which Seller or an ERISA Affiliate of Seller otherwise participates or has participated, in each case which provides or is obligated to provide benefits in respect of employees or former employees of Seller engaged in the Acquired Business.

         "Seller Distributed Software" means all computer software and databases distributed at any time by Seller in connection with the Acquired Business (including software licensed from Reynolds Holdings), in all languages and versions, including all Source Code and object code, enhancements, modifications, revisions, upgrades and releases thereto.

         "Seller Internal Use Software" means all computer software and databases used by Seller in connection with the operation of the Acquired Business.

         "Seller VEBA" means a VEBA whose members include employees of Seller or any ERISA Affiliate of Seller.

         "Seller's Consent" means an instrument in substantially the form of the attached Exhibit 9.

         "Seller's Knowledge" means the actual knowledge of H. John Proud, Robert Luckenback, Ervin Cobb, Steve Fogel, Adam Lutynski, Kelly Henrici, Greg Collins, Bill Gernstein and Doug Ventura.

         "Shared Assets" means the Shared Real Property, the Shared Intellectual Property and all other properties, rights and assets of Seller, tangible and intangible, whether owned, leased or licensed, that are used by Seller in connection with the Shared Services.

         "Shared Intellectual Property" means all fictional business names, trading names, registered and unregistered trademarks, service marks, patents, patent applications, inventions and discoveries that may be patentable, copyrights in both published works and unpublished works, all rights in mask works, know-how, trade secrets, confidential information, customer lists, software, data, process technology, plans and drawings and other Proprietary Rights of Seller, whether owned, leased, or licensed, that are used by Seller in connection with the Shared Services, including the assets identified in Schedule O.

         "Shared Real Property" means the locations identified in the attached Schedule M.

         "Shared Services" means those services identified in the attached Schedule N.

         "Source Code" means the source code, human-readable version of the Seller Distributed Software and the Seller Internal Use Software.

         "Subordination Agreement" means an agreement in substantially the form of Exhibit 11.

         "Taxes" means all Federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

         "Technology" means any and all internally prepared flow charts and technical designs and documents created by or for Seller in the process of creating the Seller Software and the Source Code.

         "Termination-related Amounts" means all amounts payable by Seller to those Acquired Business Employees whose employment with Seller is terminated by Seller according to Section 13.1 and who are (a) not offered employment by Purchaser effective as of the Effective Time according to Section 13.1, or (b) who are offered employment by Purchaser but the terms and conditions of such offered employment are such that even if the Acquired Business Effective Time Employee accepts the offer, the Acquired Business Effective Time Employee will be entitled to severance under Seller's standard severance policy or any compensation or benefits under the WARN Act, either under law, written agreement or applicable Seller policies as a result of termination of such persons' employment, including severance and any liability under the WARN Act. Seller and Purchaser acknowledge that (a) the Termination-related Amounts shall not be treated as Assumed Liabilities for purposes of this Agreement, (b) amounts payable to or in respect of such employees as wages, commissions or benefits earned with respect to all periods ending on or prior to the Effective Time shall not be Termination-related Amounts, and (c) no amounts payable to or in respect of the Excluded Employees, regardless of the cause, shall be Termination-related Amounts.

         "Termination Date" means October 31, 1998.

         "Third Party Claim" means a claim, suit or proceeding, including binding arbitration or audit by a taxing authority, instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which the Indemnitee would be entitled to indemnification under Section 16.2 or 16.3.

          "Third Party Distributed Software" means computer software and databases distributed by Seller in connection with the Acquired Business at any time under license from third parties, including the software and databases identified as "Third Party Distributed Software" in Schedule U.

          "Third Party Internal Use Software" means computer software and databases used by Seller for internal purposes in connection with the Acquired Business under license from third parties.

         "Transaction Expenses" has the meaning set forth in Schedule E.

         "Trade Secrets" has the meaning set forth in the attached Schedule B.

         "Transition Services" means those services described in Schedule J.

         "Transition Agreement" means an agreement in substantially the form of
Exhibit 13.

         "User Documentation" means that certain Documentation prepared by or on behalf of Seller for use by users of the Seller Distributed Software and the Third Party Distributed Software.

         "VEBA" means a voluntary employees' beneficiary association under
Section 501(c)(9) of the Code.

         "WARN Act" means the Workers Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et. seq., and the regulations promulgated thereunder.

         "Working Capital Acquired Assets" means those Acquired Assets (net of all applicable reserves and allowances) identified as such in Exhibit 1.

         "Working Capital Assumed Liabilities" means those Assumed Liabilities identified as such in Exhibit 1.

                                   SCHEDULE B

                                 Acquired Assets

"Acquired Assets" means all properties, rights and assets of Seller of every nature, kind and description used exclusively in the Acquired Business (as the same may change in the Ordinary Course of Business through the Effective Time and wherever located), including without limitation, the assets described below in this Schedule B. Notwithstanding the preceding sentence or anything else to the contrary in this Agreement, those properties, rights and assets of Seller used exclusively in connection with HSD's electronic medical records/clinical product line shall not be Acquired Assets.

PERSONAL PROPERTY. All furniture, fixtures, furnishings, machinery, equipment, vehicles, leasehold improvements, goods, supplies, inventory (including spare parts, work-in-process and materials) and other tangible personal property, in each case as may be used exclusively in the Acquired Business and, to the extent assignable, all related warranties (collectively, the "PERSONAL PROPERTY").

CONTRACTS. All rights of Seller under leases, contracts, license agreements, purchase orders, sales orders and agreements of Seller that relate exclusively to the Acquired Business or any of the Acquired Assets or Assumed Liabilities, including all contracts and license agreements with customers of the Acquired Business and all leases for the Acquired Business Leased Real Property but excluding all of those certain contracts referred to in Schedule C (individually, a "CONTRACT" and collectively, the "CONTRACTS").

BOOKS AND RECORDS, ETC. Those books, records, accounts, customer lists, files, data, videos, catalogues, and sales materials reasonably required by Purchaser in the conduct of the Acquired Business (collectively, the "BOOKS AND RECORDS").

LICENSES AND PERMITS. To the extent permitted under applicable law or regulation, all licenses, permits, certificates and Governmental Authorizations of Seller used or obtained exclusively in connection with the Acquired Business.

RECEIVABLES. All accounts, notes or other receivables generated exclusively by the Acquired Business (collectively, the "RECEIVABLES").

INTELLECTUAL PROPERTY INTANGIBLES. All of the following (and, where applicable, all registrations and related goodwill):

(i) all common law trademarks used exclusively in the Acquired Business (collectively, the "MARKS");

(ii) all patents, patent applications, and inventions and discoveries used exclusively in connection with the Acquired Business that may be patentable (collectively, the "PATENTS");

(iii) all copyrights in both published works and unpublished works used exclusively in the Acquired Business including web page design and related source code (but only to the extent used exclusively in the Acquired Business) (collectively, the "COPYRIGHTS");

(iv) all rights in mask works used solely in the Acquired Business (collectively, "RIGHTS IN MASK WORKS");

(v) all rights as owner or licensee of such know-how, trade secrets, confidential information, customer lists, Seller Distributed Software, Seller Internal Use Software, Third Party Distributed Software, Third Party Internal Use Software, technical information, financial, marketing and business data, Documentation,

         Technology, process technology, plans, and drawings as are used exclusively in the Acquired Business (collectively, "TRADE SECRETS"); and

(vi) the right to bring suit or make any claim in its name for past or future infringement, misappropriation or other claims related to the Marks, the Patents, the Copyrights, the Rights in Mask Works and the Trade Secrets.

The Acquired Assets identified in the foregoing clauses (i)-(vi), inclusive are collectively referred to as the "INTELLECTUAL PROPERTY INTANGIBLES").

CLAIMS OR CAUSES OF ACTION. All claims, demands, rights or choses in action (other than claims under Seller's policies of insurance) arising out of occurrences before or after the Effective Time with respect to any of the other Acquired Assets.

MAIL AND COMMUNICATIONS. All rights to receive mail and other communications addressed to Seller and relating exclusively to the Acquired Business, the Acquired Assets and/or the Assumed Liabilities, including without limitations payments with respect to the Receivables.

CREDITS, PREPAID EXPENSES, DEPOSITS, ETC. All prepaid expenses and deposits reflected in the 6/30/98 Balance Sheet that are not Excluded Balance Sheet Assets.

GUARANTEES, INDEMNITIES, ETC. All guarantees, warranties, indemnities or similar rights of Seller exclusively in respect of any Acquired Asset or Assumed Liability.

CERTAIN OTHER ASSETS. Other assets that are recorded in the 6/30/98 Balance Sheet and not otherwise specifically referred to in this Schedule B, except for the Excluded Balance Sheet Assets.

                                   SCHEDULE C

                                 Excluded Assets

"Excluded Assets" means all assets of Seller other than the Acquired Assets, including the following:

ASSETS USED IN OTHER OPERATIONS. All properties, rights and assets of Seller, wherever located, which are not used exclusively in connection with the operation of the Acquired Business, including the Shared Assets.

ELECTRONIC MEDICAL RECORDS/CLINICAL PRODUCT LINE ASSETS. All properties, rights and assets of Seller either (i) acquired by Seller pursuant to the Acquisition Agreement among Seller, Advanced Medical Applications, Inc., Jeffrey Kogan and Bob Spence dated February 28, 1997 (including all enhancements or modifications to or derivative works of such acquired properties, rights and assets), or (ii) used exclusively in connection with HSD's electronic medical records/clinical product line, including (A) the lease for the premises located in Irvine, California, and (B) each of the following properties rights and assets of Seller to the extent used exclusively in connection with HSD's electronic medical records/clinical product line: all registered trademarks and common law trademarks, all inventions and discoveries, all copyrights in both published works and unpublished works, all rights in mask works and all rights as owner or licensee of such know-how, trade secrets, confidential information, customer lists, software, databases technical information, documentation, technology, data, process technology, plans, and drawings and the right to infringement and other claims related to the properties, rights and assets described in this clause (B).

CERTAIN BALANCE SHEET ASSETS. Those assets identified on the 6/30/98 Balance Sheet as "Cash", "Inter-company Buyout, Reyna", "IBM Maintenance Rebate Receivable", Notes Receivable-Employees", "Employee Advances", "Employee Advances-Colorado", "Employee Advances-Florida", "Intercompany Reyna", "Investment-Officer's Compensation", "Minimum Pension Asset", "Prepaid Sales Commissions (Birmingham, Sentinel, San Diego and Portland)", "Prepaid Taxes-Colorado", and "Post-retirement Benefits (contra-liabilities)" (collectively, the "EXCLUDED BALANCE SHEET ASSETS").

RECORDS. Seller's corporate minute books and such other books, records, accounts, customer lists, files, data, videos, catalogues, and sales materials that are not reasonably required by Purchaser in the conduct of the Acquired Business.

CERTAIN CONTRACTS. All leases, contracts, purchase orders, sales orders and agreements of Seller that do not relate exclusively to the Acquired Business or any of the Acquired Assets or Assumed Liabilities, including (i) the Acquisition Agreement among Seller, Advanced Medical Applications, Inc., Jeffrey Kogan and Bob Spence dated February 28, 1997, (ii) the Employment Agreements between Seller and each of Jack Proud, Jeffrey Kogan, John Le and Troy Tarr, (iii) the Escrow Agreement among Seller, Bank One Trust Company, Fiscal Information, Inc., Robert Weir, William Walter and Leroy Southwick dated June 30, 1997, (iv) contracts with Ingram-Micro/Ingram Alliance, Hewlett-Packard (other than those listed on Schedule AA), Cognos Corporation(desktop OEM), Distinct Corporation, Data Tech, IBM (other than those listed on Schedule AA), Microage Computer Center, Microtouch, Pioneer-Standard Electronics, Inc., Sybase, 3com, AT&T, Cables To Go, Inc., NEC Business Communications, Lexmark, Wysitech, Inc. (other than those listed on Schedule AA), Sun Microsystems VAR Agreement and E.R.T.H. Systems, (v) any agreements, leases, licenses or commitments between Seller and Reyna or Reynolds Holdings, (vi) the lease agreement with Shallowford Commons Ltd. Partnership for Chattanooga, TN property, (vii) Business Revenue Systems,
(viii) Netcom, (ix) Superior Consulting, (x) American Medical Association program, (xi) Link Technologies, (xii) Mini-Computer Business Applications,
(xiii) Deloitte and Touche, (xiv) Cipher Corporation, (xv) Partners in Healthcare Management, (xvi) Integrated Medical Management, (xvii) QMS, (xviii) Agreement (sale of certain assets) with Florida Radiology Associates, P.A., and
(xix) Lease Agreement with David F. Neubauer Trust.

REFUNDS, REBATES, ETC. All rights of Seller to any claims for refunds of Taxes or deposits in respect of Taxes and all rights of Seller to any rebates or similar payments or consideration.

SELLER AGREEMENTS.  All rights of Seller under the Seller Agreements.

BANK ACCOUNTS. Seller's bank accounts, checkbooks and cancelled checks, whether or not used in connection with the Acquired Business.

INSURANCE. All rights of Seller under policies of insurance, including claims arising out of occurrences with respect to the Acquired Assets, the Assumed Liabilities or the Acquired Business at any time on or prior to the Effective Time.

NON-TRANSFERABLE ASSETS. All assets of Seller used exclusively in connection with the Acquired Business which are not transferable to Purchaser, whether by operation of law or otherwise.

CERTAIN REAL PROPERTY. The Shared Real Property and the Acquired Business Owned Real Property.

MISCELLANEOUS RIGHTS AND ASSETS. All qualifications to do business and taxpayer identification numbers.

                                   SCHEDULE D

                               Assumed Liabilities

"Assumed Liabilities" means the following liabilities of Seller:

EXECUTORY OBLIGATIONS. The executory obligations of Seller under the Contracts (collectively, the "ASSUMED EXECUTORY OBLIGATIONS").

BALANCE SHEET LIABILITIES. The liabilities of Seller identified in the 6/30/98 Balance Sheet (except for the Excluded Balance Sheet Liabilities), subject to changes in the amount of such liabilities in the Ordinary Course of Business from June 30, 1998 to the Effective Time (collectively, the "ASSUMED BALANCE SHEET LIABILITIES").

                                   SCHEDULE E

                              Excluded Liabilities


"Excluded Liabilities" means all liabilities or obligations of Seller other than the Assumed Liabilities, including the following:

EXCLUDED BALANCE SHEET LIABILITIES. The liabilities identified in the 6/30/98 Balance Sheet as: "Payroll Withholdings", "Salary, Wages and Bonus Payable", "Income Taxes Payable", "Personal Property Taxes Payable", "Payroll Taxes Payable", "Sales Tax Payable", "Group Benefits Payable", "President's Club Expenses Payable", "Employee Fund-Recycling", "Sprint Signing Bonus-Short Term", "Other Postretirement Benefits", and "Accrued Compensation (pension and long-term officer)" (collectively, the "EXCLUDED BALANCE SHEET LIABILITIES").

TRANSACTION EXPENSES. All expenses incurred by Seller in connection with the authorization, preparation, negotiation and consummation of this Agreement, including without limitation, fees and expenses of BT Alex. Brown Incorporated, counsel, and accountants (collectively, the "TRANSACTION EXPENSES"). "Transaction Expenses" shall not include the Auditors' Report Expenses or amounts payable as a result of procedures performed by D&T with regard to the filing of any registration statements, reports on Form 8-K or other filings under the Securities Act or the Securities Exchange Act of 1934, as amended, by Purchaser or Parent.

EXCLUDED CONTRACTS. All executory obligations under those liabilities arising out of those leases, contracts, purchase orders, sales orders and agreements of Seller that are Excluded Assets (except and only to the extent any such executory obligation is an Assumed Balance Sheet Liability).

CERTAIN TAXES. All liabilities or obligations, whenever due, in respect of Taxes arising out of the ownership of the Acquired Assets or the operation of the Acquired Business prior to the Effective Time, except and to the extent any such liabilities are Assumed Balance Sheet Liabilities or Taxes for which Purchaser is liable under Section 5.2.

CERTAIN EMPLOYEE-RELATED LIABILITIES. All liabilities or obligations arising out of or related to the employment of the Acquired Business Employees prior to the Effective Time, including without limitation liabilities or obligations for unpaid wages, salaries, commissions, benefits, vacation pay, sick pay, or holiday pay, withholding, unemployment or workers compensation taxes, contributions or benefits, and contributions or premiums payable to, under or with respect to any employee benefit plan or arrangement or obligations under any self-funded employee benefit plan or arrangement, excluding any such liabilities to the extent that are Assumed Balance Sheet Liabilities.

TERMINATION-RELATED AMOUNTS. All liabilities or obligations in respect of the Termination-related Amounts (provided that Purchaser acknowledges that under certain circumstances described in Section 13.2, Purchaser may be obligated to reimburse Seller for a portion of the Termination-related Amounts).

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


         THE REYNOLDS AND REYNOLDS COMPANY ("Seller"), THOROUGHBRED ACQUISITION, INC. ("Purchaser") and INFOCURE CORPORATION ("Parent") agree as follows:

                                    RECITALS:
                                    ---------

         Seller, Purchaser and Parent have entered into an Asset Purchase Agreement dated as of September 28, 1998 (the "Agreement") and a letter amending the Agreement (the "Side Letter") dated as of the same date.

         Capitalized terms used in this Amendment No. 1 (the "Amendment") that are defined in the Agreement and not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

         The Parties desire by this Amendment to amend the Agreement and to supersede and render null and void the Side Letter.

1.       AMENDMENT. The Agreement shall be amended as set forth in this Section
         1. Except as expressly set forth in this Section 1, the Agreement shall not be amended, modified or otherwise affected by this Amendment and the Agreement shall remain in full force and effect.

         1.1 The List of Schedules shall be amended to add: "FF Section 22 Contracts". The List of Exhibits shall be amended to add the following: "Exhibit 16 Form of Reimbursement Agreement", "Exhibit 17 Form of Assignment of Certain Employee Claims", and "Exhibit 18 Form of Bridge Note", and to change Exhibit 14 to "Intentionally Omitted".

         1.2 Sections 6.1 and 6.2 shall be amended to change (a) the references to Reynolds Holdings' "Articles of Incorporation" to "Certificate of Incorporation" and (b) the references to Reynolds Holdings' "Code of Regulations" to "Bylaws".

         1.3 Section 6.19 shall be deleted in its entirety and replaced with the following:

                  "Reynolds Holdings is the sole party in interest as to the Parent Note and the Bridge Note and any Converted Securities and is acquiring the Parent Note and the Bridge Note and any Converted Securities for it's own account, for investment only and not with a view toward the resale or distribution thereof. Seller and Reynolds Holdings acknowledge that none of the Parent Note, the Bridge Note or the Converted Securities are registered under the Securities Act or the securities laws of any state or other jurisdiction. Reynolds Holdings is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Seller agrees that Reynolds Holdings will not attempt to pledge, transfer, convey or otherwise dispose of any of the Parent Note, the Bridge Note or the Converted Securities or any interest therein except in a transaction that is the subject of either (a) an effective registration statement under the Securities Act and any applicable state securities laws or (b) an opinion of counsel, which counsel and which opinion of counsel shall be reasonably satisfactory to Parent, to the effect that such registration is not required."

         1.4 All references to Reynolds Holdings' being an Ohio corporation shall be amended to refer to Reynolds Holdings as a Delaware corporation.

         1.5 Section 7.2(f) and Sections 16.6(f)(vii) and 16.6(f)(viii) shall be amended to provide in each case that those Sections shall not limit the remedies of Purchaser and Parent under
                  Section 22.

         1.6 Section 9.4 shall be deleted in its entirety and replaced with the following:

                  "9.4 CONSENTS, WAIVERS AND APPROVALS. Seller, Purchaser and Parent will each use best efforts to obtain prior to the Closing (a) the Lessor Documents from each lessor of any Acquired Business Leased Real Property and (b) all other material consents (including under the Section 22 Contracts), waivers, approvals, and releases, and to make prior to the Closing all material filings (including Governmental Authorizations and filings with Governmental Bodies), in each case as necessary to effect the transactions contemplated hereby (provided, that Seller shall not be obligated to obtain any consents, waivers, approvals or releases from Customers). Seller, Purchaser and Parent will each use best efforts to cause NEC to enter into an agreement with Purchaser and Parent to continue Purchaser's right to use certain equipment at Seller's San Diego facility on substantially the same terms and conditions as currently in effect. To the extent such agreement is not obtained, the Parties will act with respect to that portion of Seller's existing agreement with NEC relative to such equipment in a manner similar that contemplated by Section 9.11. All such consents, waivers, releases, approvals and filings will be in writing and in form and substance reasonably satisfactory to the other Party."

         1.7 Sections 9.13 and 9.14 shall be deleted in their entirety and replaced with "Intentionally Omitted".

         1.8 Section 10.12 shall be deleted and replaced in its entirety by the following:

                  "10.12 ASSIGNMENT OF CERTAIN EMPLOYEE CLAIMS. Seller shall have executed and delivered the Assignment of Certain Employee Claims."

         1.9 Section 11.8 shall be amended by adding the following at the end on the Section: "and the Bridge Note".

         1.10 Section 11.11 shall be deleted and replaced in its entirety by the following:

                  "11.11 REIMBURSEMENT AGREEMENT. Purchaser and Parent shall have executed and delivered the Reimbursement Agreement."

         1.11 A new Section 11.12 shall be added to the Agreement as follows:

                  "11.12 ESTIMATED SECTION 22 CONTRACT COSTS. Seller shall have determined in its reasonable good faith discretion that the likely amount of Section 22 Contract Costs payable by Seller under Section 22 is less than or equal to $500,000; provided, however, that if Purchaser exercises its option under the following sentence, the condition to closing set forth in this sentence shall be deemed waived by Seller. In the event Seller determines in its reasonable good faith discretion that the likely amount of Section 22 Contract Costs payable by Seller under Section 22 is greater than $500,000 and notifies Purchaser in writing of the same, Purchaser may cause the condition in the first sentence of this Section to be deemed waived by Seller by providing Seller with a written notice (within two (2) business days after receipt of Seller's written notice) pursuant to which Purchaser agrees to assume all liability for the Section 22 Contract Costs greater than $500,000 (in such event, Purchaser may treat the Section 22 Contract Costs in excess of $500,000 as Customer Claims Losses under Section 17)."

         1.12 Section 12.1 shall be deleted and replaced in its entirety by the following:

                  "12.1 TIME AND PLACE. The Closing will be held at the offices of Coolidge, Wall, Womsley & Lombard, Dayton Ohio, commencing at 9:00 a.m. on the later of (a) the second business day after satisfaction or waiver of all of the conditions set forth in Sections 10 and 11, or (b) the second business day after the earlier of October 12, 1998 or delivery to Seller by Purchaser of the list contemplated by Section 13.1, or at such other place or time or on such other date as the Parties may agree."

         1.13 All references in Sections 13.1 and 19.1 to an "Escrowed Closing" or the "Closing Escrow Termination Date" shall be deleted in their entirety.

         1.14 Section 18.12(a) shall be deleted and replaced in its entirety by the following:

                  "Any controversy, dispute or claim arising out of or relating to this Agreement or the Reynolds Holdings Transfer Agreement (except in connection with the determination of a Purchase Price Adjustment Amount or a Personal Property Tax Reimbursement Amount or enforcement of the Parent Note or the Bridge Note or a breach of Section 19) will be submitted to arbitration in accordance with the commercial rules of the AAA, by which each Party will be bound."

         1.15     A new Section 22 shall be added to the Agreement as follows:

                      "22. REIMBURSEMENT OF CERTAIN COSTS.

                           22.1 GENERAL. Seller shall reimburse Purchaser and Parent for all "Section 22 Contract Costs" as described in Section 22.3.

                           22.2 DEFINITIONS AND LIMITATIONS. "Section 22 Contract Costs" means the following costs paid by Purchaser as a result of or as a condition to obtaining any required consents to the assignment from Seller to Purchaser of the "Section 22 Contracts": (a) all fees, costs and expenses payable as a condition to such consent to assignment, and (b) either
                                    (i) the difference of (A) all license and support fees actually paid by Purchaser with respect to that Third Party Distributed Software which is the subject of the Section 22 Contracts that is distributed during the period from the Effective Time until the respective expiration dates of the Section 22 Contracts (in their form as of the Effective Time) to former customers of the Acquired Business or to customers of the Acquired Business as of the Effective Time, less (B) the license and support fees that would have been payable by Seller under the
                                    Section 22 Contracts if the transactions contemplated by this Agreement had not occurred and the applicable Third Party Distributed Software was distributed to such customers and former customers by Seller, or
                                    (ii) if the other party to the Section 22
                                    Contract refuses to grant an assignment, the difference between (A) all license and support fees actually paid by Purchaser with respect to a reasonably comparable software product to the Third Party Distributed Software which is the subject of the applicable Section 22 Contract that is distributed during the period from the Effective Time until the expiration date of the applicable Section 22 Contract (in its form as of the Effective Time) to former customers of the Acquired Business or to customers of the Acquired Business as of the Effective Time, less (B) the license and support fees that would have been payable by Seller under the applicable Section 22 Contract if the transactions contemplated by this Agreement had not occurred and the applicable Third Party Software was distributed to such customers and former customers by Seller. "Section 22 Contracts" means those agreements, contracts and licenses identified in Schedule FF. Notwithstanding anything to the contrary under this Agreement, Seller's obligations under this Section 22 shall expire on September 30, 2001.

                           22.3 REIMBURSEMENT PROCEDURES. Purchaser shall provide Seller a monthly report of all
                                    Section 22 Contract Costs. All such reports shall become final and binding on the Parties unless Seller objects in writing within 30 days after receipt of the report. To the extent that Seller becomes obligated to pay any amounts under this Section, Seller's payment shall be effected first through a reduction of the Principal Sum (as defined in the Parent Note) in accordance with the Parent Note, with any remainder paid by Seller by wire transfer within thirty (30) days after the applicable report becomes final (whether by agreement, by failure of Seller to timely object or by resolution under Section 18.12)."

         1.16     Schedule A shall be amended to add the following definitions:

                  "Reimbursement Agreement" means an agreement in substantially the form of Exhibit 16.

                  "Assignment of Certain Employee Claims" means an assignment in substantially the form of Exhibit 17."

                  "Bridge Note" means an promissory note in substantially the form of Exhibit 18."

         1.17 Schedule A shall be amended to delete and replace certain definitions as set forth below:

                  ""Effective Time" means 12:01 a.m., Dayton, Ohio time, on October 23, 1998."

                  ""Parent Agreements" means this Agreement, the Reynolds Holdings Transfer Agreement and the other agreements, documents, certificates and instruments executed by Parent pursuant to, or in connection with, this Agreement or the Reynolds Holdings Transfer Agreement, including the Parent Note, the Bridge Note and the Parent Guaranty."

                  ""Purchaser Agreements" means this Agreement, the Reynolds Holdings Transfer Agreement, the Reimbursement Agreement, the Assignment of Certain Employee Claims and the other agreements, documents, certificates and instruments executed by Purchaser pursuant to, or in connection with, this Agreement or the Reynolds Holdings Transfer Agreement, including the Transition Agreement."

                  "Working Capital Acquired Assets" means those classes of Acquired Assets (net of all applicable reserves and allowances) identified as such on the Adjusted 6/30/98 Working Capital Statement.

                  "Working Capital Assumed Liabilities" means those classes of Assumed Liabilities identified as such on the Adjusted 6/30/98 Working Capital Statement.

         1.18 Schedule A shall be amended to add the following at the end of the definition of RH Intellectual Property Intangibles:

                  "provided that the RH Intellectual Property Intangibles shall not include any right, title or interest of Reynolds Holdings in any properties, rights or assets used exclusively in connection with HSD's electronic medical records/clinical product line, including registered trademarks and common law trademarks, inventions and discoveries, copyrights in both published works and unpublished works, rights in mask works and rights as owner or licensee of such know-how, trade secrets, confidential information, customer lists, software, databases technical information, documentation, technology, data, process technology, plans, and drawings and the right to infringement and other claims related to such properties, rights and assets."

         1.19 Schedule A shall be amended to delete the following definitions: "6/30/98 Closing Working Capital Statement", "Closing Escrow Agreement", "Closing Escrow Termination Date", "Escrowed Closing", and "Interim Period".

         1.20 The reference to "6/30/98 Working Capital Statement" in the definition in Schedule A of "Closing Working Capital Statement" shall be changed to "Adjusted 6/30/98 Working Capital Statement".

         1.21 The reference to the registration number of the "MEDPRINT+" in the definition of RH Intellectual Property Intangibles shall read: "2104073".

         1.22     Schedule X shall be deleted and replaced by the attached
                  Schedule X.

         1.23     Schedule F shall be amended as follows:

                  1.23.1 Clause (a) of Section 6.5(a) shall be deleted and replaced by the following: Bankruptcies: FPA Medical Management and its affiliates, Gonzaga Medical Group, Sterling Medical Group and Humana, Inc.

                  1.23.2 Clause (a) of Section 6.12(f) shall be deleted and replaced by the following:

                           The following is a listing of customers with whom we are attempting to resolve implementation/delivery/installation issues: David R. Silvers, MD, Radiology Group of New Brunswick, Quantum Southwest Medical, SCH Management Solutions, St. Tammany Parish Hospital, Wishon Radiology Medical, RMI Physicians Service Corp, Drs. Mori, Bean & Brooks, Assn. of Alexandria Radiologists, OB-GYN Associates, Statesville-Iredell Radiologists, Retina Assoc. of Knoxville, Consultants in Gastroenterology, Monterey Medical Group, Catamount Associates, Metro Washington Ortho, Pocono Computer Services, Associates on Radiology, Advanced Healthcare Resources, Kentuckiana Allergy, Previa, Robert P. Hendrikson, M.D., Dr. Charles Watson, Drs. Graham, Rogers and Woods, Drs. Black, Penn, Kanaya and Frothingham and Consulting Radiologists, Ltd. Presseia Services Corporation has notified Seller that Presseia desires to terminate its agreement with Seller as a result of the transactions contemplated by this Agreement.

         1.24 Schedule AA is deleted and replaced in its entirety by the attached Schedule AA.

         1.25 A new Schedule FF shall be added in the form of the attached Schedule FF.

         1.26 Exhibit 1 shall be deleted and replaced in its entirety by the attached Exhibit 1.

         1.27 Exhibit 7 shall be deleted and replaced in its entirety by the attached Exhibit 7.

         1.28 Exhibit 13 shall be deleted and replaced in its entirety by the attached Exhibit 13.

         1.29 Exhibit 14 shall be amended to read as follows: "Intentionally Omitted".

         1.30 New Exhibits 16, 17 and 18 shall be added in the form of the attached Exhibits 16, 17 and 18.

2. MISCELLANEOUS. This Amendment will be governed by and construed and enforced in accordance with the laws of the state of Ohio as applied to contracts between Ohio residents executed and performed wholly within that state. The Side Letter is rendered null and void by this Amendment.

         The parties have executed this Amendment effective as of the ____ day of October, 1998.

THE REYNOLDS AND REYNOLDS COMPANY



By
  ----------------------------------

Title:
      ------------------------------



INFOCURE CORPORATION



By
  ----------------------------------

Title:
      ------------------------------


THOROUGHBRED ACQUISITION, INC.



By
  ----------------------------------

Title:
      ------------------------------

                                   SCHEDULE X

         See the attached Annexes 1 and 2

                                   SCHEDULE AA

                                Certain Contracts

         See the attached Annex 1

                             Annex 1 to Schedule AA
                                    Contracts

NOTE: Many contracts listed in Sections (A) and (B) of this Annex are included even though such contracts may not be "material" as defined in Section 6.12(a).

(A)      COPIES PROVIDED TO PARENT:

         1.        AIS Corporation
         2.        Arthur Andersen LLP
         3.        B & P Imaging
         4.        Chicago Title Insurance Company
         5.        Coverall Cleaning
         6.        Context Software Systems, Inc.
         7.        CyData, Inc.
         8.        Danka-American
         9.        Digital Information Systems Corporation (DISC) (nka Synergex)
         10.       Dynamic Concepts Incorporated
         11.       Enhanced Software Tech.
         12.       Envoy Services Networked Partner Agreement
         13.       Exclusive Software Services
         14.       Fort Knox Escrow Services, Inc. (Kredo)
         15.       Fort Knox Escrow Services, Inc. (ProMed)
         16.       Hewlett Packard (Support Services Agreement for Resellers)
         17.       Hewlett Packard (System Staging and Installation Agreement)
         18.       IBM Service Agreement (Sentinel)
         19.       IBM Service Agreement (R/2000 & ProMed)
         20.       ICX Corporation
         21.       Intermec Technologies Corporation
         22.       Intersolv Maintenance
         23.       Minolta Leasing Services
         24.       Moses Taylor Settlement Agreement
         25.       Pitney Bowes Credit Corp. (Birmingham)
         26.       Pitney Bowes Credit Corp. (Daytona Beach)
         27.       Pitney Bowes Software Systems (LPC, Inc.)
         28.       ProLogic
         29.       Remote Control International
         30.       Sieman Rolm
         31.       Silvon Software, Inc.
         32.       Software Clearinghouse, Inc.
         33.       Solutions Network, Inc.
         34.       SunSoft, Inc. (NOTE: has expired, continuing under P.O.
                   basis)
         35. Synergex (NOTE: has expired, continuing under a verbal arrangement, new contract being negotiated and are currently operating under those commercial terms)
         36.       Uniplex Integration Systems, Inc.
         37.       V Systems
         38. Wysitech, Inc. (Only with respect to those contracts created by work orders issued for projects exclusively for the Acquired Business)
         39.       Xerox Business Services (Document Source Client Services
                   Agreement)
         40.       Xerox Business Services (Document Management Services
                   Agreement)

(B)      COPIES NOT PROVIDED TO PARENT:

         1. Bell South

         2. Hewlett Packard (Miscellaneous Customer Specific Agreements)

         3. Image Computer Group

         4. Laurier Professional Services

         5. Micro-Tel

         6. Sales Consultants

                                   SCHEDULE FF

                              Section 22 Contracts

                           a.     Context License Agreement
                           b. Enhanced Software Technologies, Inc. Software License Agreement
                           c.     Uniplex License Agreement

                                    EXHIBIT 1


         See attached Annex 1

                                    EXHIBIT 7

                  Form of Reynolds Holdings Transfer Agreement


See attached.

                                   EXHIBIT 13

                          Form of Transition Agreement

See attached.

                                   EXHIBIT 16

                         Form of Reimbursement Agreement

                                  See attached.

                                   EXHIBIT 17

                  Form of Assignment of Certain Employee Claims

See attached.

                                   EXHIBIT 18

                               Form of Bridge Note

See attached.